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As filed with the Securities and Exchange Commission on November 18, 2008,

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

PACCAR Inc
(Exact name of registrant as specified in its charter)

Delaware (State or other Jurisdiction of Incorporation or Organization)	91-0351110 (I.R.S. employer identification number)
777 - 106th Avenue N.E., Bellevue, Washington 98004, (425) 468-7400 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

David C. Anderson
PACCAR Inc
777 - 106th Avenue N.E.
Bellevue, Washington 98004
(425) 468-7499
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Andrew Bor Perkins Coie LLP 1201 Third Avenue, Ste. 4800 Seattle, Washington 98101	Norman D. Slonaker Sidley Austin LLP 787 Seventh Avenue New York, New York 10019

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement as determined in light of market conditions and other factors.

          If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

          If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

          If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

          If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

          If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

          If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

          Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered*	Proposed Maximum Offering Price Per Unit*	Proposed Maximum Aggregate Offering Price*	Amount of Registration Fee*

Senior Debt Securities

*
An unspecified and indeterminate initial offering price and number or amount of the securities of the class specified is being registered as may from time to time be sold at indeterminate prices. In accordance with Rule 456(b) and Rule 457(r) under the Securities Act, the registrant is electing to pay all of the registration fee on a deferred basis.

PROSPECTUS SUPPLEMENT
(To prospectus dated November 18, 2008)

PACCAR Inc
Medium-Term Notes, Series A
TERMS OF SALE

        The following terms may apply to the notes which PACCAR Inc may sell at one or more times. The final terms for each note will be included in a Pricing Supplement.

•	Fixed or floating interest rate or indexed notes or zero-coupon or other original issue discount notes. The floating interest rate may be based on:
	•	Commercial Paper Rate
	•	Prime Rate
	•	CD Rate
	•	Federal Funds Rate
	•	LIBOR
	•	EURIBOR
	•	Treasury Rate
	•	CMT Rate
	•	Any other rate specified by us in the Pricing Supplement
	•	Any combination of rates specified in a Pricing Supplement
•	Senior unsecured debt securities of PACCAR Inc
•	Mature 9 months or more from date of issue
•	Certificated or book-entry form
•	Subject to redemption and repurchase at option of PACCAR Inc or the holder
•	Not convertible or subject to a sinking fund
•	Interest paid on fixed rate notes semi-annually
•	Interest paid on floating rate notes daily, weekly, monthly, quarterly, semi-annually or annually
•	Minimum denominations of $1,000 increased in multiples of $1,000
•	May be foreign currency denominated

        Investing in the notes involves risks that are described in the "Risk Factors" section beginning on page S-3 of this prospectus supplement and page 3 of the accompanying prospectus.

        Unless otherwise indicated in the applicable pricing supplement, the notes will be offered at a public offering price of 100% and, depending upon the maturity of the notes, the Agent's discount or commission will equal between 0.200% and 0.875%, and proceeds before expenses to PACCAR Inc will equal between 99.125% and 99.800%.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement, the accompanying prospectus or any pricing supplement is truthful or complete. Any representation to the contrary is a criminal offense.

        PACCAR Inc may sell the notes directly to or through one or more agents or dealers, including the agents listed below, for resale at varying or fixed offering prices. The agents are not required to sell any specific number or dollar amount of the notes, but they will use their reasonable efforts to sell the notes offered.

Banc of America Securities LLC	Barclays Capital	Citi

Prospectus Supplement dated November 18, 2008.

Prospectus Supplement

Prospectus

        References in this prospectus supplement to "PACCAR", "we", "us" and "our" are to PACCAR Inc.

        You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any pricing supplement. We have not authorized any other person to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any pricing supplement is accurate only as of the date on the front cover of the applicable document.

        The Securities and Exchange Commission (the "SEC") allows us to "incorporate by reference" information into this document. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus supplement, and information that we file later with the SEC will automatically update and supersede the previously filed information. Please see "Where You Can Find More Information" and "Incorporation of Information We File With the SEC" in the accompanying prospectus for information on the documents incorporated by reference into this prospectus supplement.

 RISK FACTORS

        Your investment in the notes involves certain risks. You should carefully consider and evaluate the following risk factors and the information included and incorporated by reference in this prospectus supplement and the accompanying prospectus, including the business and industry risk factors and the political, regulatory and economic risk factors incorporated by reference from our most recent annual report on Form 10-K, as updated by our quarterly reports on Form 10-Q and other filings we make with the SEC. Our business, financial condition, liquidity or results of operations could be materially adversely affected by any of these risks. These risks are not intended as, and should not be construed as, an exhaustive list of relevant risk factors. There may be other risks that a prospective investor should consider that are relevant to the investor's own particular circumstances or to investors generally. The notes are not an appropriate investment for you if you are unsophisticated with respect to the significant components of the notes and their relationships.

Structure Risks of Notes Indexed to Interest Rates, Currencies or Other Indices or Formulas

        If you invest in notes indexed to one or more interest rates, currencies or other indices or formulas, there will be significant risks not associated with a conventional fixed rate or floating rate debt security. These risks include fluctuation of the indices or formulas that may cause you to receive a lower, or no, amount of principal, premium or interest and to receive these amounts at different times than you expected. We have no control over a number of matters, including economic, financial and political events, that are important in determining the existence, magnitude and longevity of these risks and their results. In addition, if an index or formula used to determine any amounts payable in respect of the notes contains a multiplier or leverage factor, the effect of any change in that index or formula will be magnified. In recent years, values of certain indices and formulas have been volatile and volatility in those and other indices and formulas may be expected in the future. However, past experience is not necessarily indicative of what may occur in the future.

Foreign Currency Risks

        If you invest in notes that are denominated or provide for payments in a currency other than United States dollars, there will be significant risks that are not associated with a similar investment in a debt security denominated in United States dollars. These risks include the possibility of significant changes in the rate of exchange between the United States dollar and the specified currency and the possibility of the imposition or modification of foreign exchange controls by either the United States or foreign governments. We have no control over these risks, which depend on economic, financial and political events and the supply and demand for the relevant currencies. In addition, if the formula used to determine any amount payable with respect to foreign currency notes contains a multiplier or leverage factor, the effect of any change in the relevant currencies will be magnified. In recent years, rates of exchange between the United States dollar and certain foreign currencies have been highly volatile and such volatility may be expected to continue in the future. However, past experience in the fluctuation of exchange rates is not necessarily indicative of fluctuations in the rates that may occur during the term of any foreign currency note.

        Governments may impose or revise exchange controls which could affect the availability of the specified currency at the maturity of a foreign currency note. Even if there are no exchange controls, it is possible that the specified currency for any particular foreign currency note would not be available on any interest payment date or at maturity due to other circumstances beyond our control. In that event, we will pay any amounts due under the note in United States dollars based on the most recently available exchange rate.

Redemption May Adversely Affect Your Return on the Notes

        If your notes are redeemable at our option or are otherwise subject to mandatory redemption, we may, in the case of optional redemption, or must, in the case of mandatory redemption, choose to redeem your notes at times when prevailing interest rates may be relatively low. As a result, you generally will not be able to reinvest the redemption proceeds in a comparable security at an effective interest rate as high as that of the notes.

There May Not Be Any Trading Market for Your Notes; Many Factors Affect the Trading Value of Your Notes

        We cannot assure you a trading market for your notes will ever develop or be maintained. Many factors independent of our creditworthiness may affect the trading market for your notes. These factors include:

  •
  the complexity and volatility of the index or formula applicable to the notes,

  •
  the method of calculating the principal, premium and interest in respect of the notes,

  •
  the time remaining to the maturity of the notes,

  •
  the outstanding amount of the notes,

  •
  the redemption features of the notes,

  •
  the amount of other securities linked to the index or formula applicable to the notes, and

  •
  the level, direction and volatility of market interest rates generally.

        In addition, because some notes were designed for specific investment objectives or strategies, these notes may have a more limited trading market and may experience more price volatility. There may be a limited number of buyers for these notes. This may affect the price you receive for these notes or your ability to sell these notes at all. You should not purchase notes unless you understand the investment risks and know you can bear them.

The Credit Rating May Not Reflect All Risks of an Investment in the Notes

        The credit rating of the notes is an assessment of our ability to pay the notes. Consequently, real or anticipated changes in our credit ratings will generally affect the market value of your notes. Our credit ratings, however, may not reflect the potential impact of risks related to structure, market or other factors discussed above on the value of your notes.

 DESCRIPTION OF THE NOTES

        The notes will be issued as a single series of debt securities under an indenture, dated as of November 18, 2008, between us and Wilmington Trust Company, as trustee (the "Indenture"). The term "senior debt securities," as used in this prospectus supplement, refers to all securities issued and issuable from time to time under the Indenture and includes the notes. The senior debt securities and the Indenture are more fully described in the accompanying prospectus. The following summary of the material provisions of the notes and of the Indenture is not complete and is qualified in its entirety by reference to the Indenture, a copy of which has been filed as an exhibit to the registration statement of which this prospectus supplement and the accompanying prospectus are a part.

THE FOLLOWING DESCRIPTION OF NOTES WILL APPLY UNLESS
OTHERWISE SPECIFIED IN AN APPLICABLE PRICING SUPPLEMENT.

Terms of the Notes

        All senior debt securities, including the notes, issued and to be issued under the Indenture will be unsecured general obligations of PACCAR and will rank equally with all other unsecured and unsubordinated indebtedness of PACCAR from time to time outstanding.

        The Indenture does not limit the aggregate principal amount of senior debt securities or the amount of notes which PACCAR may issue. PACCAR may issue an unlimited amount of notes, as authorized by our Board of Directors from time to time. PACCAR may, from time to time, without the consent of the holders of the notes, provide for the issuance of other senior debt securities under the Indenture in addition to the notes offered by this prospectus supplement.

        The notes will be offered on a continuing basis and will mature on a day nine months or more from the date of issue, as selected by the purchaser and agreed to by PACCAR. Interest-bearing notes will bear interest at either fixed or floating rates as specified in the applicable pricing supplement. Notes may be issued at significant discounts from their principal amount payable at stated maturity, or on any date before the stated maturity date on which the principal or an installment of principal of a note becomes due and payable, whether by the declaration of acceleration, call for redemption at the option of PACCAR, repayment at the option of the holder or otherwise (the stated maturity date or such prior date, as the case may be, is referred to as, a "Maturity"). Some notes may not bear interest.

        Unless otherwise indicated in a note and in the applicable pricing supplement, the notes will be denominated in, and payments of principal, premium, if any, and/or interest on such notes will be made in, United States dollars. PACCAR may also issue notes ("foreign currency notes") that are denominated in, and payments of principal, premium, if any, and/or interest on such notes will be made in, a currency other than United States dollars (a "specified currency"). The terms of and any considerations relating to any foreign currency notes will be described in the applicable notes and in the applicable pricing supplement. See "Special Provisions Relating to Foreign Currency Notes."

        The terms of the notes provide that PACCAR may at any time, including more than one year prior to the stated maturity of the notes, be discharged from its obligations on the notes by providing for payment when due of the principal of, and interest on, the notes and by satisfying certain other conditions, all as described under "Description of Securities—Provisions of the Indenture—Satisfaction and Discharge" in the accompanying prospectus.

        Until the notes are paid or payment of the notes is provided for, PACCAR will, at all times maintain a paying agent in The City of New York capable of performing the duties described in this prospectus supplement to be performed by the paying agent. PACCAR initially has appointed Citibank, N.A., as paying agent, acting through its corporate trust office at 388 Greenwich St., 14th Floor, New York, New York 10013. The notes may be presented for registration of transfer or exchange at the corporate trust office of the paying agent designated for such purposes located at 111 Wall St., 15th Floor Window,

New York, NY 10005, provided that notes in book-entry form will be exchangeable only in the manner and to the extent set forth in "Description of the Notes—Book-Entry Notes" in this prospectus supplement and "Description of Securities—Global Securities" in the accompanying prospectus. PACCAR will notify the holders of the notes in accordance with the Indenture of any change in the paying agent or its address. There will be no service charge for any registration of transfer or exchange of notes, but PACCAR or the paying agent may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with any transfer or exchange, other than exchanges pursuant to the Indenture not involving any transfer.

        Interest rates, interest rate formulae and other variable terms of the notes are subject to change by PACCAR from time to time, but no change will affect any note already issued or as to which PACCAR has accepted an offer to purchase.

        Each note will be issued in fully registered book-entry form or certificated form, in denominations of $1,000 and integral multiples of $1,000. The authorized denominations of foreign currency notes will be indicated in the applicable pricing supplement.

        PACCAR will make payments of principal, and premium and interest, if any, on notes in book-entry form through the paying agent to the depository or its nominee. See "Description of the Notes—Book-Entry Notes" in this prospectus supplement. Unless otherwise specified in the applicable pricing supplement, a beneficial owner of notes in book-entry form that are denominated in a specified currency electing to receive payments of principal or any premium or interest in that specified currency must notify the participant of the depository through which its interest is held on or before the applicable regular record date, in the case of a payment of interest, and on or before the sixteenth day, whether or not a Business Day, as defined below, before its stated maturity date, in the case of principal or premium, of the beneficial owner's election to receive all or a portion of any payment in a specified currency. The participant must notify the depositary of any election on or before the third Business Day after the regular record date. The depositary will notify the paying agent of the election on or before the fifth Business Day after the regular record date. If complete instructions are received by the participant and forwarded to the depositary, and forwarded by the depositary to the paying agent, on or before the relevant dates, the beneficial owner of the notes in book-entry form will receive payments in the specified currency. For special payment terms applicable to foreign currency notes, see "Special Provisions Relating to Foreign Currency Notes "in this prospectus supplement.

        In the case of notes in certificated form, PACCAR will make United States dollar payments of interest, other than interest payable at Maturity, by check mailed to the address of the person entitled to such interest payment as shown on the note register. Notwithstanding the immediately preceding sentence, a holder of $1,000,000, or the equivalent amount in a specified currency, or more in aggregate principal amount of notes in certificated form, whether having identical or different terms and provisions, will be entitled to receive interest payments, if any, other than interest payable at Maturity, by wire transfer of immediately available funds if appropriate wire transfer instructions have been received in writing by the paying agent not less than fifteen days before the applicable interest payment date. Any wire transfer instructions received by the paying agent shall remain in effect until revoked by the holder. United States dollar payments of principal and interest at Maturity will be made in immediately available funds against presentation and surrender of the note at the office or agency of the paying agent designated for such purpose, provided the note is presented in time for the paying agent to make the payment in such funds in accordance with its normal procedures.

        Each note will be denominated in the currency that is specified on the face of the applicable note and in the applicable pricing supplement. Purchasers will be required to pay for foreign currency notes in the specified currency. If requested on or before the fifth Business Day, as defined below, preceding the date of delivery of the notes, or by such other day as determined by the agent who presented the offer to purchase notes to PACCAR, such agent may be prepared to arrange for the conversion of

United States dollars into the specified currency to enable the purchasers to pay for the notes. If agreed to by the agent, each conversion will be made by the agent on terms and subject to conditions, limitations and charges as the agent may from time to time establish in accordance with its regular foreign exchange practices. All costs of exchange will be borne by the purchasers of the applicable foreign currency notes.

        "Business Day" means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which commercial banks are authorized or required by law, regulation or executive order to close in The City of New York; provided, however, that, with respect to foreign currency notes, the day is also not a day on which commercial banks are authorized or required by law, regulation or executive order to close in the Principal Financial Center, as defined below, of the country issuing the specified currency or, if the specified currency is Euro, the day is also a TARGET business day. A "TARGET business day" is any day on which the Trans-European Automated Real-time Gross Settlement Express Transfer (TARGET) System or any successor thereto, is open; provided, further, that, with respect to notes as to which LIBOR is an applicable Interest Rate Basis, as specified in an applicable pricing supplement, the day is also a London Banking Day. "London Banking Day" means a day on which commercial banks are open for business, including dealings in the Designated LIBOR Currency, as defined below, in London.

        "Principal Financial Center" means, unless otherwise specified in the applicable pricing supplement,

  (1)
  the capital city of the country issuing the specified currency, except that with respect to United States dollars, Australian dollars, Canadian dollars, South African rand and Swiss francs, the "Principal Financial Center" will be The City of New York, Sydney, Toronto, Johannesburg and Zurich, respectively, or

  (2)
  the capital city of the country to which the Designated LIBOR Currency relates, except that with respect to United States dollars, Australian dollars, Canadian dollars, Euros, South African rand and Swiss francs, the "Principal Financial Center" will be The City of New York, Sydney, Toronto, London (solely in the case of the Designated LIBOR Currency), Johannesburg and Zurich, respectively.

Transaction Amount

        Interest rates offered by PACCAR with respect to the notes may differ depending upon, among other things, the aggregate principal amount of notes purchased in any transaction. PACCAR may offer notes with similar variable terms but different interest rates concurrently at any time. PACCAR may also concurrently offer notes having different variable terms to different investors.

Redemption at the Option of PACCAR

        The notes will not be subject to any sinking fund. PACCAR may redeem the notes at its option before their stated maturity only if an initial redemption date is specified in the applicable notes and in the applicable pricing supplement. If so indicated in the applicable notes and the applicable pricing supplement, PACCAR may redeem the notes at its option on any date on and after the applicable initial redemption date specified in the applicable notes and the applicable pricing supplement. On and after the initial redemption date, if any, PACCAR may redeem the related note at any time in whole or from time to time in part at its option at the applicable redemption price referred to below together with interest on the principal of the applicable note payable to the redemption date, on written notice given, unless otherwise specified in the applicable pricing supplement, not more than 60 nor less than 30 days before the redemption date. PACCAR will redeem the notes in increments of $1,000 or any other integral multiple of the authorized denomination of the applicable note, provided that any remaining principal amount will be at least $1,000 or the minimum authorized denomination of the note. Unless otherwise specified in the applicable pricing supplement, the redemption price with respect to a note will initially mean a percentage, the initial redemption percentage, of the principal amount of the note specified in the applicable note and the applicable pricing supplement which shall decline at each anniversary of the initial redemption date by the percentage of the principal amount of the note to be redeemed specified in the applicable note and the applicable pricing supplement until the redemption price is 100% of the principal amount.

Repayment at the Option of the Holder

        If so indicated in the applicable notes and the applicable pricing supplement, PACCAR will repay the notes in whole or in part at the option of the holders of the notes on any optional repayment date specified in the applicable notes and the applicable pricing supplement. If no optional repayment date is indicated with respect to a note, it will not be repayable at the option of the holder before its stated maturity. Any repayment in part will be in an amount equal to $1,000 or any other integral multiple of the authorized denomination of the applicable note, provided that any remaining principal amount will be at least $1,000 or the minimum authorized denomination of the note. The repurchase price for any note so repurchased will be 100% of the principal amount to be repaid, together with interest on the principal of the applicable note payable to the date of repayment. For any note to be repaid, the paying agent must receive, at its corporate trust office located at 111 Wall St., 15th Floor Window, New York, NY 10005, not more than 60 nor less than 30 days before the optional repayment date:

  •
  in the case of a note in certificated form, the note and the form entitled "Option to Elect Repayment" duly completed, or

  •
  in the case of a note in book-entry form, instructions to that effect from the applicable beneficial owner of the notes to the depository and forwarded by the depository.

Notices of elections to exercise the repayment option with respect to notes in book-entry form must be received by the paying agent by 5:00 p.m., New York City time, on the last day for giving such notice.

        Only the depository may exercise the repayment option in respect of global securities representing notes in book-entry form. Accordingly, beneficial owners of global securities that desire to have all or any portion of the notes in book-entry form represented by global securities repaid must instruct the participant through which they own their interest to direct the depository to exercise the repayment option on their behalf by forwarding the repayment instructions to the paying agent as discussed above. In order to ensure that the instructions are received by the paying agent on a particular day, the applicable beneficial owner must so instruct the participant through which it owns its interest before that participant's deadline for accepting instructions for that day. Different firms may have different deadlines for accepting instructions from their customers. Accordingly, beneficial owners of notes in book-entry form should consult the participants through which they own their interest for the respective deadlines. All instructions given to participants from beneficial owners of notes in book-entry form relating to the option to elect repayment will be irrevocable. In addition, at the time instructions are given, each beneficial owner will cause the participant through which it owns its interest to transfer its interest in the global security or securities representing the related notes in book-entry form, on the depository's records, to the paying agent.

        Exercise of the repayment option by the holder of a note will be irrevocable.

        If applicable, PACCAR will comply with the requirements of Section 14(e) of the Securities Exchange Act of 1934, as amended, and the rules promulgated thereunder and any other securities laws or regulations in connection with any repayment at the option of the holder.

        PACCAR may at any time purchase notes at any price or prices in the open market or otherwise. Notes so purchased by PACCAR may, at the discretion of PACCAR, be held, resold or surrendered to the paying agent for cancellation.

Interest

        Each note will bear interest from the date of issue at the rate per annum, in the case of a fixed rate note or, in the case of a floating rate note, pursuant to the interest rate formula, in each case as stated in the applicable note and the applicable pricing supplement until the principal of the note is paid or made available for payment. Interest will be payable in arrears on each interest payment date specified in the applicable note and the applicable pricing supplement on which an installment of interest is due and payable and at Maturity. Unless otherwise specified in the applicable pricing supplement, interest payable on an interest payment date will be payable to the person in whose name the applicable note is registered at the close of business on (a) March 1 or September 1, whether or not a Business Day, next preceding the interest payment date in the case of a fixed rate note, or (b) the fifteenth calendar day, whether or not a Business Day, next preceding the interest payment date in the case of a floating rate note (in each case, the "record date"); provided, however, that interest payable at Maturity will be payable to the person to whom principal shall be payable. The first payment of interest on any note originally issued between a record date and the related interest payment date will be made on the interest payment date immediately following the next succeeding record date to the registered holder on the next succeeding record date.

Fixed Rate Notes

        Each fixed rate note will bear interest from, and including, the date of issue, at the rate per annum specified in the applicable note and the applicable pricing supplement until the principal amount of the note is paid or made available for payment. Interest payments on fixed rate notes will equal the amount of interest accrued from and including the immediately preceding interest payment date in respect of which interest has been paid or from and including the date of issue, if no interest has been paid with respect to the applicable fixed rate notes, to, but excluding, the related interest payment date or Maturity, as the case may be. Unless otherwise specified in the applicable pricing supplement, interest on fixed rate notes will be computed on the basis of a 360-day year of twelve 30-day months.

        Unless otherwise specified in the applicable pricing supplement, interest on fixed rate notes will be payable semiannually on March 15 and September 15 of each year and at Maturity. If any interest payment date or the Maturity of a fixed rate note falls on a day that is not a Business Day, the related payment of principal, premium, if any, or interest will be made on the next succeeding Business Day as if made on the date the applicable payment was due, and no interest will accrue on the amount payable for the period from and after the interest payment date or the Maturity, as the case may be.

Floating Rate Notes

        Interest on floating rate notes will be determined by reference to the applicable Interest Rate Basis or Interest Rate Bases, which may be one or more of:

  •
  the CD Rate,

  •
  the CMT Rate,

  •
  the Commercial Paper Rate,

  •
  the Federal Funds Rate,

  •
  LIBOR,

  •
  EURIBOR,

  •
  the Prime Rate,

  •
  the Treasury Rate, or

  •
  any other Interest Rate Basis or interest rate formula that is specified in the applicable pricing supplement.

        A floating rate note may bear interest with respect to two or more Interest Rate Bases.

         Terms.    Each applicable pricing supplement will specify certain terms of the floating rate note being delivered, including:

  •
  whether the floating rate note is

  •
  a "Regular Floating Rate Note",

  •
  an "Inverse Floating Rate Note", or

  •
  a "Floating Rate/Fixed Rate Note",

  •
  the Interest Rate Basis or Bases,

  •
  the Initial Interest Rate,

  •
  the Interest Reset Dates,

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  the interest payment dates,

  •
  the period to maturity of the instrument or obligation with respect to which the Interest Rate Basis or Bases will be calculated (the "Index Maturity"),

  •
  the Maximum Interest Rate and Minimum Interest Rate, if any,

  •
  the number of basis points to be added to or subtracted from the related Interest Rate Basis or Bases (the "Spread"),

  •
  the percentage of the related Interest Rate Basis or Bases by which the Interest Rate Basis or Bases will be multiplied to determine the applicable interest rate (the "Spread Multiplier"),

  •
  if one or more of the specified Interest Rate Bases is LIBOR, the Designated LIBOR Currency, the Index Maturity and the Designated LIBOR Page, and

  •
  if one or more of the specified Interest Rate Bases is the CMT Rate, the applicable CMT Reuters page, the weekly average or the monthly average and the Index Maturity.

        The interest rate borne by the floating rate notes will be determined as follows:

         Regular Floating Rate Notes.    Unless a floating rate note is designated as a Floating Rate/Fixed Rate Note, an Inverse Floating Rate Note or as having an Addendum attached or as having "Other Provisions" apply relating to a different interest rate formula, it will be a "Regular Floating Rate Note" and will bear interest at the rate determined by reference to the applicable Interest Rate Basis or Bases:

  •
  plus or minus the applicable Spread, if any, and/or

  •
  multiplied by the applicable Spread Multiplier, if any.

        Commencing on the first Interest Reset Date, the rate at which interest on the Regular Floating Rate Note will be payable will be reset as of each Interest Reset Date; provided, however, that the interest rate in effect for the period from the date of issue to the first Interest Reset Date will be the Initial Interest Rate.

         Floating Rate/Fixed Rate Notes.    If a floating rate note is designated as a "Floating Rate/Fixed Rate Note", it will bear interest at the rate determined by reference to the applicable Interest Rate Basis or Bases:

  •
  plus or minus the applicable Spread, if any, and/or

  •
  multiplied by the applicable Spread Multiplier, if any.

        Commencing on the first Interest Reset Date, the rate at which interest on the applicable Floating Rate/Fixed Rate Note will be payable will be reset as of each Interest Reset Date; provided, however, that:

  •
  the interest rate in effect for the period from the date of issue to the first Interest Reset Date will be the Initial Interest Rate, and

  •
  the interest rate in effect commencing on, and including, the date on which interest begins to accrue on a fixed rate basis to Maturity will be the Fixed Interest Rate, if the rate is specified in the applicable pricing supplement, or if no Fixed Interest Rate is specified, the interest rate in effect on the Floating Rate/Fixed Rate Note on the day immediately preceding the date on which interest begins to accrue on a fixed rate basis.

         Inverse Floating Rate Notes.    If a floating rate note is designated as an "Inverse Floating Rate Note", except as described below, it will bear interest equal to the Fixed Interest Rate specified in the note and the related pricing supplement minus the rate determined by reference to the applicable Interest Rate Basis or Bases:

  •
  plus or minus the applicable Spread, if any, and/or

  •
  multiplied by the applicable Spread Multiplier, if any;

provided, however, the interest rate on the applicable Inverse Floating Rate Note will not be less than zero percent. Commencing on the first Interest Reset Date, the rate at which interest on the applicable Inverse Floating Rate Note is payable will be reset as of each Interest Reset Date; provided, however, that the interest rate in effect for the period from the date of issue to the first Interest Reset Date will be the Initial Interest Rate.

        Each Interest Rate Basis shall be the rate determined in accordance with the applicable provisions below. Except as set forth above, the interest rate in effect on each day will be based on:

  •
  if the day is an Interest Reset Date, the interest rate determined as of the Interest Determination Date, as defined below, immediately preceding the applicable Interest Reset Date, or

  •
  if the day is not an Interest Reset Date, the interest rate determined as of the Interest Determination Date immediately preceding the applicable Interest Reset Date.

         Interest Reset Dates.    The applicable floating rate note and the applicable pricing supplement will specify the dates on which the interest rate on the related floating rate note will be reset (each, an "Interest Reset Date"). Unless otherwise specified in the applicable pricing supplement, the Interest Reset Date will be, in the case of floating rate notes which reset:

  •
  daily—each Business Day;

  •
  weekly—the Wednesday of each week, with the exception of weekly reset floating rate notes as to which the Treasury Rate is an applicable Interest Rate Basis, which will reset the Tuesday of each week, except as described below;

  •
  monthly—the third Wednesday of each month;

  •
  quarterly—the third Wednesday of March, June, September and December of each year;

  •
  semiannually—the third Wednesday of the two months specified in the applicable pricing supplement; or

  •
  annually—the third Wednesday of the month specified in the applicable pricing supplement;

provided, however, that with respect to Floating Rate/Fixed Rate Notes, the rate of interest will not reset after the applicable date on which interest on a fixed rate basis begins to accrue.

        If any Interest Reset Date for any floating rate note would otherwise be a day that is not a Business Day, the applicable Interest Reset Date will be postponed to the next succeeding day that is a Business Day. However, in the case of a floating rate note as to which LIBOR is an applicable Interest Rate Basis, if the next succeeding Business Day falls in the next succeeding calendar month, then the Interest Reset Date will be the immediately preceding Business Day. In addition, in the case of a floating rate note for which the Treasury Rate is an applicable Interest Rate Basis, if the Interest Determination Date would otherwise fall on an Interest Reset Date, then the applicable Interest Reset Date will be postponed to the next succeeding Business Day.

         Maximum and Minimum Interest Rates.    A floating rate note may also have either or both of the following:

  •
  a maximum numerical limitation, or ceiling, on the rate at which interest may accrue during any interest period (a "Maximum Interest Rate"), and

  •
  a minimum numerical limitation, or floor, on the rate at which interest may accrue during any period (a "Minimum Interest Rate").

        The Indenture and any senior debt securities issued under the Indenture, including the notes, are and will be governed by and construed in accordance with the laws of the State of New York. Under present New York law, the maximum rate of interest, with certain exceptions, is 25% per annum on a simple interest basis. This limit may not apply to securities in which $2,500,000 or more has been invested. While PACCAR believes that New York law would be given effect by a state or federal court sitting outside of New York, state laws frequently regulate the amount of interest that may be charged to and paid by a borrower, including, in some cases, corporate borrowers. It is suggested that prospective investors consult their personal advisors with respect to the applicability of these laws.

         Interest Payments.    Each applicable pricing supplement will specify the dates on which interest will be payable. Each floating rate note will bear interest from the date of issue at the rates specified in the applicable note and the applicable pricing supplement until the principal of the note is paid or otherwise made available for payment. Except as provided below, the interest payment dates with respect to floating rate notes will be, in the case of floating rate notes which reset:

  •
  daily, weekly or monthly—the third Wednesday of each month or on the third Wednesday of March, June, September and December of each year, as specified in the applicable note and the applicable pricing supplement;

  •
  quarterly—the third Wednesday of March, June, September and December of each year;

  •
  semiannually—the third Wednesday of each of the two months of each year specified in the applicable note and the applicable pricing supplement;

  •
  annually—the third Wednesday of the month of each year specified in the applicable note and the applicable pricing supplement; and

  •
  at Maturity.

        If any interest payment date for any floating rate note, other than an interest payment date on the Maturity, would otherwise be a day that is not a Business Day, the interest payment date will be postponed to the next succeeding Business Day and interest thereon will continue to accrue. However, in the case of a floating rate note as to which LIBOR is an applicable Interest Rate Basis, if the next succeeding Business Day falls in the next succeeding calendar month, the applicable interest payment date will be the immediately preceding Business Day. If the Maturity of a floating rate note falls on a day that is not a Business Day, the payment of principal, premium, if any, and interest will be made on the next succeeding Business Day, and no interest on such payment will accrue for the period from and after the Maturity.

        All percentages resulting from any calculation on floating rate notes will be rounded to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upwards. For example, 9.876545%, or .09876545, would be rounded to 9.87655%, or .0987655. All dollar amounts used in or resulting from any calculation on floating rate notes will be rounded to the nearest cent with one-half cent being rounded upward.

        Interest payments on floating rate notes will equal the amount of interest accrued from and including the immediately preceding interest payment date in respect of which interest has been paid or from and including the date of issue, if no interest has been paid with respect to the applicable floating rate note, to, but excluding, the related interest payment date or Maturity, as the case may be.

        With respect to each floating rate note, accrued interest is calculated by multiplying its principal amount by an accrued interest factor. The accrued interest factor is computed by adding the interest factor calculated for each day in the period for which accrued interest is being calculated.

  •
  In the case of notes for which the CD Rate, the Commercial Paper Rate, the Federal Funds Rate, LIBOR, EURIBOR or the Prime Rate is an applicable Interest Rate Basis, the interest factor for each day will be computed by dividing the interest rate applicable to each day by 360.

  •
  In the case of notes for which the CMT Rate or the Treasury Rate is an applicable Interest Rate Basis, the interest factor for each day will be computed by dividing the interest rate applicable to each day by the actual number of days in the year.

  •
  The interest factor for notes for which the interest rate is calculated with reference to two or more Interest Rate Bases will be calculated in each period in the same manner as if only one of the applicable Interest Rate Bases applied.

         Interest Determination Dates.    The interest rate applicable to each interest reset period commencing on the Interest Reset Date with respect to that interest reset period will be the rate determined as of the applicable "Interest Determination Date."

  •
  The Interest Determination Date with respect to notes for which the CD Rate, the CMT Rate or the Commercial Paper Rate is an applicable Interest Rate Basis will be the second Business Day preceding each Interest Reset Date.

  •
  The Interest Determination Date with respect to notes for which the Federal Funds Rate or the Prime Rate is an applicable Interest Rate Basis will be the Interest Reset Date.

  •
  The Interest Determination Date with respect to notes for which LIBOR is an applicable Interest Rate Basis will be the second London Banking Day preceding each Interest Reset Date.

  •
  The Interest Determination Date with respect to EURIBOR will be the second TARGET business day preceding the related Interest Reset Date.

  •
  The Interest Determination Date with respect to notes for which the Treasury Rate is an applicable Interest Rate Basis will be the day in the week in which the related Interest Reset Date falls on which day Treasury Bills having the Index Maturity specified in the applicable pricing supplement are normally auctioned. Treasury Bills are normally sold at auction on Monday of each week, unless that day is a legal holiday, in which case the auction is normally held on the following Tuesday, except that the auction may be held on the preceding Friday; provided, however, that if an auction is held on the Friday of the week preceding the related Interest Reset Date, the related Interest Determination Date will be the preceding Friday; and provided, further, that if an auction falls on any Interest Reset Date, then the related Interest Reset Date will instead be the first Business Day following the auction.

  •
  The Interest Determination Date pertaining to a note the interest rate of which is determined with reference to two or more Interest Rate Bases will be the latest Business Day which is at least two Business Days before the applicable Interest Reset Date for the applicable note on which each Interest Reset Basis is determinable. Each Interest Rate Basis will be determined on the Interest Determination Date, and the applicable interest rate will take effect on the related Interest Reset Date.

         Calculation Date.    Citibank, N.A. will be the calculation agent with respect to the floating rate notes unless it notifies PACCAR that it is unable to calculate the rate applicable to a series of floating rate notes. In such a case, PACCAR will appoint another party to serve as calculation agent for such series of notes. The calculation agent will notify PACCAR and the paying agent of each determination of the interest rate applicable to any floating rate note promptly after the determination is made. The paying agent will, upon the request of the holder of any floating rate note, provide the interest rate then in effect and, if determined and notified to the paying agent, the interest rate which will become effective as a result of a determination made with respect to the most recent Interest Determination Date with respect to that note. The paying agent will not be responsible for determining the interest rate applicable to any floating rate note. The calculation date, if applicable, pertaining to any Interest Determination Date will be the earlier of:

  •
  the tenth calendar day after the applicable Interest Determination Date, or, if the tenth calendar day is not a Business Day, the next succeeding Business Day, or

  •
  the Business Day preceding the applicable Interest Payment Date or Maturity, as the case may be.

         CD Rate.    CD Rate Notes will bear interest at the rates, calculated with reference to the CD Rate and the Spread and/or Spread Multiplier, if any, specified in the applicable CD Rate Notes and in any applicable pricing supplement.

        "CD Rate" means:

  (1)
  the rate on the applicable Interest Determination Date for negotiable United States dollar certificates of deposit having the Index Maturity specified in the applicable CD Rate Note and the applicable pricing supplement as published in H.15(519) under the caption "CDs (secondary market)", or

  (2)
  if the rate referred to in clause (1) above is not published by 3:00 P.M., New York City time, on the related calculation date, the rate on the applicable Interest Determination Date for negotiable United States dollar certificates of deposit of the Index Maturity specified in the applicable CD Rate Note and the applicable pricing supplement as published in H.15 Daily Update, or other recognized electronic source used for the purpose of displaying the applicable rate, under the caption "CDs (secondary market)", or

  (3)
  if the rate referred to in clause (2) is not published by 3:00 P.M., New York City time, on the related calculation date, the rate on the applicable Interest Determination Date calculated by the calculation agent as the arithmetic mean of the secondary market offered rates as of 10:00 A.M., New York City time, on the applicable Interest Determination Date, of three leading non-bank dealers in negotiable United States dollar certificates of deposit in The City of New York, which may include the agents or their affiliates, selected by the calculation agent for negotiable United States dollar certificates of deposit of major United States money market banks for negotiable United States dollar certificates of deposit with a remaining maturity closest to the Index Maturity specified in the applicable CD Rate Note and the applicable pricing supplement in an amount that is representative for a single transaction in that market at that time, or

  (4)
  if the dealers selected by the calculation agent are not quoting as mentioned in clause (3) above, the CD rate in effect on the applicable Interest Determination Date.

        "H.15(519)" means the weekly statistical release designated as H.15(519), or any successor publication, published by the Board of Governors of the Federal Reserve System.

        "H.15 Daily Update" means the daily update of H.15(519), available through the world-wide-web site of the Board of Governors of the Federal Reserve System at http://www.federalreserve.gov/releases/h15/update, or any successor site or publication.

         CMT Rate.    CMT Rate Notes will bear interest at the rates, calculated with reference to the CMT Rate and the Spread and/or Spread Multiplier, if any, specified in the applicable CMT Rate Notes and in any applicable pricing supplement.

        "CMT Rate" means:

  (1)
  if Reuters page FRBCMT is specified in the applicable CMT Rate Note and in the applicable pricing supplement:

  (a)
  the CMT Rate on the Interest Determination Date shall be a percentage equal to the yield for United States Treasury securities at "constant maturity" having the Index Maturity specified in the applicable CMT Rate Note and the applicable pricing supplement as published in H.15(519) opposite the caption "Treasury constant maturities," as such yield is displayed on Reuters page FRBCMT ("Reuters Page FRBCMT") for the applicable Interest Determination Date, or

  (b)
  if the rate referred to in clause (1)(a) does not appear on Reuters Page FRBCMT, the percentage equal to the yield for United States Treasury securities at "constant maturity" having the Index Maturity specified in the applicable CMT Rate Note and the applicable pricing supplement and for the applicable Interest Determination Date as published in H.15(519) opposite the caption "Treasury constant maturities", or

  (c)
  if the rate referred to in clause (1)(b) does not appear in H.15(519), the rate on the applicable Interest Determination Date for the period of the Index Maturity specified in the applicable CMT Rate Note and the applicable pricing supplement as may then be published by either the Board of Governors of the Federal Reserve System or the United States Department of the Treasury that the calculation agent determines to be comparable to the rate which would otherwise have been published in H.15(519), or

  (d)
  if the Board of Governors of the Federal Reserve System or the United States Department of the Treasury does not publish a yield on United States Treasury securities at "constant maturity" having the Index Maturity specified in the CMT Rate Note and the applicable pricing supplement and for such Interest Determination Date, the rate on the applicable Interest Determination Date calculated by the calculation agent as a yield-to-maturity based on the arithmetic mean of the secondary market bid prices at approximately 3:30 P.M., New York City time, on the applicable Interest Determination Date of three leading primary United States government securities dealers in The City of New York (which may include the agents or their affiliates) (each, a "Reference Dealer") selected by the calculation agent (from five such Reference Dealers selected by the calculation agent and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest)) for United States Treasury securities with an original maturity equal to the Index Maturity specified in the applicable CMT Rate Note and the applicable pricing supplement, a remaining term to maturity no more than one year shorter than the Index Maturity specified in the applicable CMT Rate Note and the applicable pricing supplement and in a principal amount that is representative for a single transaction in the securities in the market at that time, or

    (e)
    if fewer than five but more than two of the prices referred to in clause (1)(d) are provided as requested, the rate on the applicable Interest Determination Date calculated by the calculation agent based on the arithmetic mean of the bid prices obtained and neither the highest nor the lowest of the quotations shall be eliminated, or

    (f)
    if fewer than three of the prices referred to in clause (1)(d) are provided as requested, the rate on the applicable Interest Determination Date calculated by the calculation agent as a yield-to-maturity based on the arithmetic mean of the secondary market bid prices as of approximately 3:30 P.M., New York City time, on the applicable Interest Determination Date of three Reference Dealers selected by the calculation agent (from five such Reference Dealers selected by the calculation agent and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest)) for United States Treasury securities with an original maturity greater than the Index Maturity specified in the applicable CMT Rate Note and the applicable pricing supplement, a remaining term to maturity closest to the Index Maturity specified in the applicable CMT Rate Note and the applicable pricing supplement and in a principal amount that is representative for a single transaction in the securities in the market at that time, or

    (g)
    if fewer than five but more than two of the prices referred to in clause (1)(f) are provided as requested, the rate on the applicable Interest Determination Date calculated by the calculation agent based on the arithmetic mean of the bid prices obtained and neither the highest nor the lowest of the quotations will be eliminated, or

    (h)
    if fewer than three prices referred to in clause (1)(f) are provided as requested, the CMT Rate in effect on the applicable Interest Determination Date.

  (2)
  if Reuters page FEDCMT is specified in the applicable CMT Rate Note and the applicable pricing supplement:

  (a)
  the CMT Rate on the Interest Determination Date shall be a percentage equal to the one-week or one-month, as specified in the applicable CMT Rate Note and the applicable pricing supplement, average yield for United States Treasury securities at "constant maturity" having the Index Maturity specified in the applicable CMT Rate Note and the applicable pricing supplement as published in H.15(519) opposite the caption "Treasury constant maturities," as such yield is displayed on Reuters page FEDCMT ("Reuters Page FEDCMT") for the week or month, as applicable, ended immediately preceding the week or month, as applicable, in which the related Interest Determination Date falls, or

  (b)
  if the rate referred to in clause (2)(a) does not appear on Reuters Page FEDCMT, the percentage equal to the one-week or one-month, as specified in the applicable CMT Rate Note and the applicable pricing supplement, average yield for United States Treasury securities at "constant maturity" having the Index Maturity specified in the applicable CMT Rate Note and the applicable pricing supplement and for the week or month, as applicable, preceding the applicable Interest Determination Date as published in H.15(519) opposite the caption "Treasury constant maturities", or

  (c)
  if the rate referred to in clause (2)(b) does not appear in H.15(519), the rate on the applicable Interest Determination Date shall be the one-week or one-month, as specified, average yield for United States Treasury securities at "constant maturity" having the Index Maturity specified in the applicable CMT Rate Note and the applicable pricing supplement as otherwise announced by the Federal Reserve Bank of New York for the week or month, as applicable, ended immediately preceding the week or month, as applicable, in which the related Interest Determination Date falls, or

    (d)
    if the Federal Reserve Bank of New York does not publish a one-week or one-month, as applicable, average yield on United States Treasury securities at "constant maturity" having the Index Maturity specified in the applicable CMT Rate Note and the applicable pricing supplement for the applicable week or month, the rate on the applicable Interest Determination Date calculated by the calculation agent as a yield to maturity based on the arithmetic mean of the secondary market bid prices at approximately 3:30 P.M., New York City time, on the applicable Interest Determination Date of three Reference Dealers selected by the calculation agent (from five such Reference Dealers selected by the calculation agent and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest)) for United States Treasury securities with an original maturity equal to the Index Maturity specified in the applicable CMT Rate Note and the applicable pricing supplement, a remaining term to maturity of no more than one year shorter than the Index Maturity specified in the applicable CMT Rate Note and the applicable pricing supplement and in a principal amount that is representative for a single transaction in the securities in the market at that time, or

    (e)
    if fewer than five but more than two of the prices referred to in clause (2)(d) are provided as requested, the rate on the applicable Interest Determination Date calculated by the calculation agent based on the arithmetic mean of the bid prices obtained and neither the highest nor the lowest of the quotations shall be eliminated, or

    (f)
    if fewer than three prices referred to in clause (2)(d) are provided as requested, the rate on the applicable Interest Determination Date calculated by the calculation agent as a yield-to-maturity based on the arithmetic mean of the secondary market bid prices as of approximately 3:30 P.M., New York City time, on the applicable Interest Determination Date of three Reference Dealers selected by the calculation agent (from five such Reference Dealers selected by the calculation agent and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest)) for United States Treasury securities with an original maturity greater than the Index Maturity specified in the applicable CMT Rate Note and the applicable pricing supplement, a remaining term to maturity closest to the Index Maturity specified in the applicable CMT Rate Note and the applicable pricing supplement and in a principal amount that is representative for a single transaction in the securities in the market at that time, or

    (g)
    if fewer than five but more than two of the prices referred to in clause (2)(f) are provided as requested, the rate will be calculated by the calculation agent based on the arithmetic mean of the bid prices obtained and neither the highest or the lowest of the quotations will be eliminated, or

    (h)
    if fewer than three prices referred to in clause (2)(f) are provided as requested, the CMT Rate in effect on the applicable Interest Determination Date.

        If two United States Treasury securities with an original maturity greater than the Index Maturity specified in the applicable CMT Rate Note and the applicable pricing supplement have remaining terms to maturity equally close to the Index Maturity specified in the applicable CMT Rate Note and the applicable pricing supplement, the quotes for the United States Treasury security with the shorter original remaining term to maturity will be used.

        As used in this prospectus supplement, "Reuters page" means the display on the Reuters 3000 Xtra Service, or any successor service, on the page or pages specified in this prospectus supplement or the applicable pricing supplement, or any replacement page or pages on that service.

         Commercial Paper Rate.    Commercial Paper Rate Notes will bear interest at the rates, calculated with reference to the Commercial Paper Rate and the Spread and/or Spread Multiplier, if any, specified in the applicable Commercial Paper Rate Notes and in any applicable pricing supplement.

        "Commercial Paper Rate" means:

  (1)
  the Money Market Yield, as defined below, on the applicable Interest Determination Date of the rate for commercial paper having the Index Maturity specified in the applicable Commercial Paper Rate Note and the applicable pricing supplement as published in H.15(519) under the caption "Commercial Paper-Nonfinancial", or

  (2)
  if the rate described in clause (1) is not published by 3:00 P.M., New York City time, on the related calculation date, the Money Market Yield of the rate on the applicable Interest Determination Date for commercial paper having the Index Maturity specified in the applicable Commercial Paper Rate Note and the applicable pricing supplement as published in H.15 Daily Update, or other recognized electronic source used for the purpose of displaying the applicable rate, under the caption "Commercial Paper-Nonfinancial", or

  (3)
  if the rate referred to in clause (2) is not published by 3:00 P.M., New York City time, on the related calculation date, the rate on the applicable Interest Determination Date calculated by the calculation agent as the Money Market Yield of the arithmetic mean of the offered rates at approximately 11:00 A.M., New York City time, on the applicable Interest Determination Date of three leading dealers of United States dollar commercial paper in The City of New York, which may include the agents or their affiliates, selected by the calculation agent for commercial paper having the Index Maturity specified in the applicable Commercial Paper Rate Note and the pricing supplement placed for industrial issuers whose bond rating is "AA", or the equivalent, from a nationally recognized statistical rating organization, or

  (4)
  if the dealers selected by the calculation agent are not quoting as mentioned in clause (3), the Commercial Paper Rate in effect on the applicable Interest Determination Date.

        "Money Market Yield" means a yield calculated in accordance with the following formula and expressed as a percentage:

Money Market Yield	=	D×360 360-(D×M)	×100

where "D" refers to the applicable per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal, and "M" refers to the actual number of days in the interest period for which interest is being calculated.

         Federal Funds Rate.    Federal Funds Rate Notes will bear interest at the rates, calculated with reference to the Federal Funds Rate and the Spread and/or Spread Multiplier, if any, specified in the applicable Federal Funds Rate Notes and in any applicable pricing supplement.

        "Federal Funds Rate" means:

  (1)
  the rate on the applicable Interest Determination Date for United States dollar federal funds as published in H.15(519) opposite the caption "Federal funds (effective)" as displayed on Reuters page FEDFUNDS1 ("Reuters Page FEDFUNDS1") under the heading "EFFECT," or

  (2)
  if the rate referred to in clause (1) does not appear on Reuters page FEDFUNDS1 by 3:00 P.M., New York City time, on the related calculation date, the rate on the applicable Interest Determination Date for United States dollar federal funds as published in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying the applicable rate, under the caption "Federal funds (effective)", or

  (3)
  if the rate referred to in clause (2) is not published by 3:00 P.M., New York City time, on the related calculation date, the rate on the applicable Interest Determination Date calculated by the calculation agent as the arithmetic mean of the rates for the last transaction in overnight United States dollar federal funds arranged by three leading brokers of United States dollar federal funds transactions in The City of New York, which may include the agents or their affiliates, selected by the calculation agent before 9:00 A.M., New York City time, on the applicable Interest Determination Date, or

  (4)
  if the brokers selected by the calculation agent are not quoting as mentioned in clause (3), the Federal Funds Rate in effect on the applicable Interest Determination Date.

         LIBOR.    LIBOR Notes will bear interest at the rates, calculated with reference to LIBOR and the Spread and/or Spread Multiplier, if any, specified in the applicable LIBOR Notes and in any applicable pricing supplement.

        "LIBOR" means:

  (1)
  the rate for deposits in the Designated LIBOR Currency, as defined below, having the Index Maturity specified in the applicable LIBOR Note and the applicable pricing supplement, commencing on the Interest Reset Date immediately following the applicable Interest Determination Date that appears on the Designated LIBOR Page as of 11:00 A.M., London time, on the applicable Interest Determination Date, or

  (2)
  if the rate referred to in clause (1) does not appear on the Designated LIBOR Page, the calculation agent shall request the principal London offices of each of four major reference banks (which may include the agents or their affiliates) in the London interbank market, as selected by the calculation agent, to provide the calculation agent with its offered quotation for deposits in the Designated LIBOR Currency for the period of the Index Maturity specified in the applicable LIBOR Note and the applicable pricing supplement, commencing on the Interest Reset Date immediately following the applicable Interest Determination Date, to prime banks in the London interbank market at approximately 11:00 A.M., London time, on the applicable Interest Determination Date and in a principal amount that is representative for a single transaction in the Designated LIBOR Currency in that market at that time. If at least two such quotations are so provided, then LIBOR on the applicable Interest Determination Date will be the arithmetic mean calculated by the calculation agent of such quotations. If fewer than two such quotations are so provided, then LIBOR on the applicable Interest Determination Date will be the arithmetic mean calculated by the calculation agent of the rates quoted at approximately 11:00 A.M., in the applicable Principal Financial Center, on the applicable Interest Determination Date by three major banks (which may include the agents or their affiliates) in such Principal Financial Center selected by the calculation agent for loans in the Designated LIBOR Currency to leading European banks, having the Index Maturity specified in the applicable LIBOR Note and the applicable pricing supplement, commencing on the Interest Reset Date immediately following the applicable Interest Determination Date, and in a principal amount that is representative for a single transaction in the Designated LIBOR Currency in the market at that time, or

  (3)
  if the banks so selected by the calculation agent are not quoting as mentioned in clause (2), LIBOR in effect on the applicable Interest Determination Date.

        "Designated LIBOR Currency" means the currency specified in the applicable LIBOR Note and the applicable pricing supplement as to which LIBOR will be calculated or, if no currency is specified in the applicable LIBOR Note and the applicable pricing supplement, United States dollars.

        "Designated LIBOR Page" means the display on Reuters page LIBOR01 or LIBOR02, as specified in the applicable LIBOR Note and the applicable pricing supplement, for the purpose of displaying the London interbank rates of major banks (which may include the agents or their affiliates) for the Designated LIBOR Currency.

         EURIBOR.    EURIBOR Notes will bear interest at the rates, calculated with reference to EURIBOR and the Spread and/or Spread Multiplier, if any, specified in the applicable EURIBOR Notes and in any applicable pricing supplement.

        "EURIBOR" means:

  (1)
  the rate for deposits in Euros as sponsored, calculated and published jointly by the European Banking Federation and ACI—The Financial Market Association, or any company established by the joint sponsors for purposes of compiling and publishing those rates, having the Index Maturity specified in the applicable EURIBOR Note and the applicable pricing supplement, commencing on the applicable Interest Reset Date, that appears on Reuters page EURIBOR01 ("Reuters Page EURIBOR01") as of 11:00 a.m., Brussels time, on the applicable Interest Determination Date;

  (2)
  if the rate referred to in clause (1) does not appear on Reuters Page EURIBOR01, or is not so published by 11:00 a.m., Brussels time, on the applicable Interest Determination Date, the rate calculated by the calculation agent as the arithmetic mean of at least two quotations obtained by the calculation agent after requesting the principal Euro-zone (as defined below) offices of four major banks in the Euro-zone interbank market, in the European interbank market, to provide the calculation agent with its offered quotation for deposits in Euros for the period of the Index Maturity designated in the applicable EURIBOR Note and the applicable pricing supplement, commencing on the applicable Interest Reset Date, to prime banks in the Euro-zone interbank market at approximately 11:00 a.m., Brussels time, on the applicable Interest Determination Date and in a principal amount not less than the equivalent of U.S. $1,000,000 in Euros that is representative for a single transaction in Euros in such market at such time;

  (3)
  if fewer than two quotations referred two in clause (2) are so provided, the rate on the applicable Interest Determination Date will be calculated by the calculation agent and will be the arithmetic mean of the rates quoted at approximately 11:00 a.m., Brussels time, on such Interest Determination Date by four major banks in the Euro-zone for loans in Euros to leading European banks, having the Index Maturity designated in the applicable EURIBOR Note and the applicable pricing supplement, commencing on the applicable Interest Reset Date and in principal amount not less than the equivalent of U.S. $1,000,000 in Euros that is representative for a single transaction in Euros in such market at such time; or

  (4)
  if the banks so selected by the calculation agent are not quoting as mentioned in clause (3), EURIBOR in effect on the applicable Interest Determination Date.

        "Euro-zone" means the region comprised of member states of the European Union that adopt the single currency in accordance with the relevant treaty of the European Union, as amended.

         Prime Rate.    Prime Rate Notes will bear interest at the rates, calculated with reference to the Prime Rate and the Spread and/or Spread Multiplier, if any, specified in the applicable Prime Rate Notes and any applicable pricing supplement.

        "Prime Rate" means:

  (1)
  the rate on the applicable Interest Determination Date as published in H.15(519) opposite the caption "Bank Prime Loan", or

  (2)
  if the rate referred to in clause (1) is not published by 3:00 P.M., New York City time, on the related calculation date, the rate on the applicable Interest Determination Date published in H.15 Daily Update, or such other recognized electronic source used for the purpose of displaying the applicable rate under the caption "Bank prime loan", or

  (3)
  if the rate referred to in clause (2) is not published by 3:00 P.M., New York City time, on the related calculation date, the rate calculated by the calculation agent as the arithmetic mean of the rates of interest publicly announced by each bank that appears on Reuters page US PRIME 1 for the purpose of displaying the prime rates or base lending rates of major United States banks ("Reuters Page US PRIME 1"),which may include the agents or their affiliates, as such bank's prime rate or base lending rate as of 11:00 A.M., New York City time, on the applicable Interest Determination Date, or

  (4)
  if fewer than four rates described in clause (3) appear on Reuters Page US PRIME 1 by 3:00 P.M., New York City time, on the related calculation date, the rate on the applicable Interest Determination Date calculated by the calculation agent as the arithmetic mean of the prime rates or base lending rates quoted on the basis of the actual number of days in the year divided by a 360-day year as of the close of business on the applicable Interest Determination Date by three major banks, which may include affiliates of the agents, in The City of New York selected by the calculation agent, or

  (5)
  if the banks selected by the calculation agent are not quoting as mentioned in clause (4), the Prime Rate in effect on the applicable Interest Determination Date.

         Treasury Rate.    Treasury Rate Notes will bear interest at the rates, calculated with reference to the Treasury Rate and the Spread and/or Spread Multiplier, if any, specified in the applicable Treasury Rate Notes and in any applicable pricing supplement.

        "Treasury Rate" means:

  (1)
  the rate from the auction held on the applicable Interest Determination Date (the "Auction") of direct obligations of the United States ("Treasury Bills") having the Index Maturity specified in the applicable Treasury Rate Note and the applicable pricing supplement as published under the caption "INVEST RATE" on Reuters page USAUCTION10 ("Reuters Page US AUCTION10") or Reuters page USAUCTION11 ("Reuters Page US AUCTION11").

  (2)
  if the rate described in clause (1) does not appear on Reuters Page US AUCTION10 or Reuters Page US AUCTION11 by 3:00 P.M., New York City time, on the related calculation date, the Bond Equivalent Yield, as defined below, of the auction rate for the applicable Treasury Bills announced by the United States Department of the Treasury, or

  (3)
  in the event that the rate referred to in clause (2) is not announced by the United States Department of the Treasury by 3:00 P.M., New York City time, on the related calculation date, or if the Auction is not held, the Bond Equivalent Yield of the rate on the applicable Interest Determination Date of the applicable Treasury Bills having a remaining maturity closest to the Index Maturity specified in the applicable Treasury Rate Note and in the applicable pricing supplement as published in H.15(519) under the caption "U.S. Government Securities/Treasury Bills/Secondary Market", or

  (4)
  if the rate referred to in clause (3) is not published by 3:00 P.M., New York City time, on the related calculation date, the rate on the applicable Interest Determination Date of the applicable Treasury Bills having a remaining maturity closest to the Index Maturity specified in the applicable Treasury Rate Note and in the applicable pricing supplement as published in H.15 Daily Update, or other recognized electronic source used for the purpose of displaying the applicable rate, under the caption "U.S. Government Securities/Treasury Bills/Secondary Market", or

  (5)
  if the rate referred to in clause (4) is not published by 3:00 P.M., New York City time, on the related calculation date, the rate on the applicable Interest Determination Date calculated by the calculation agent as the Bond Equivalent Yield of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 P.M., New York City time, on the applicable Interest Determination Date, of three primary United States government securities dealers, which may include the agents or their affiliates, selected by the calculation agent, for the issue of Treasury Bills with a remaining maturity closest to the Index Maturity specified in the applicable Treasury Rate Note and the applicable pricing supplement, or

  (6)
  if the dealers selected by the calculation agent are not quoting as mentioned in clause (5), the rate in effect on the applicable Interest Determination Date.

        "Bond Equivalent Yield" means a yield calculated in accordance with the following formula and expressed as a percentage:

Bond Equivalent Yield	=	D×N 360-(D×M)	×100

where "D" refers to the applicable per annum rate for Treasury Bills quoted on a bank discount basis and expressed as a decimal, "N" refers to 365 or 366, as the case may be, and "M" refers to the actual number of days in the interest period for which interest is being calculated.

Other Provisions; Addenda

        Any provisions with respect to an issue of notes, including the determination of one or more Interest Rate Bases, the specification of one or more Interest Rate Bases, the calculation of the interest rate applicable to a floating rate note, the applicable interest payment dates, the stated maturity date, any redemption or repayment provisions or any other matter relating to the applicable notes may be modified by the terms as specified under "Other Provisions" on the face of the applicable notes or in an Addendum relating to the applicable notes, if so specified on the face of the applicable notes and in the applicable pricing supplement.

Original Issue Discount Notes

        PACCAR may from time to time offer notes at a price less than their redemption price at Maturity, resulting in the applicable notes being treated as if they were issued with original issue discount for federal income tax purposes ("Original Issue Discount Notes"). Original Issue Discount Notes may currently pay no interest or interest at a rate which at the time of issuance is below market rates. Additional considerations relating to any Original Issue Discount Notes will be described in the applicable pricing supplement. See "United States Federal Income Taxation—U.S. Holders—Original Issue Discount," for a discussion of certain United States federal income tax consequences related to the purchase, ownership and disposition of Original Issue Discount Notes.

Amortizing Notes

        PACCAR may from time to time offer notes ("Amortizing Notes"), with amounts of principal and interest payable in installments over the term of the notes. Unless otherwise specified in the applicable pricing supplement, interest on each Amortizing Note will be computed on the basis of a 360-day year of twelve 30-day months. Payments with respect to Amortizing Notes will be applied first to interest due and payable on the Amortizing Notes and then to the reduction of the unpaid principal amount of the Amortizing Notes. Further information concerning additional terms and conditions of any issue of Amortizing Notes will be provided in the applicable pricing supplement. A table setting forth repayment information in respect of each Amortizing Note will be included in the applicable Amortizing Note and the applicable pricing supplement.

Linked Notes

        PACCAR may from time to time offer notes ("Linked Notes") the principal value of which at Maturity will be determined by reference to:

  (a)
  one or more debt or equity securities, including, but not limited to, the price or yield of such securities,

  (b)
  any statistical measure of economic or financial performance, including, but not limited to, any security, currency, consumer price or mortgage index, or

  (c)
  the price or value of any security, commodity or any other item or index or any combination,

(collectively, the "Linked Securities"). The payment or delivery of any consideration on any Linked Note at Maturity will be determined by the decrease or increase, as applicable, in the price or value of the applicable Linked Securities. The terms of and any additional considerations, including any material tax consequences, relating to any Linked Notes will be described in the applicable pricing supplement.

Extendible Maturity Notes

        PACCAR may from time to time offer notes ("Extendible Maturity Notes") with the option to extend the maturity of the notes to one or more dates indicated in the notes and the applicable pricing supplement. The terms of and any additional considerations relating to any Extendible Maturity Notes will be described in the applicable pricing supplement.

Book-Entry Notes

  Description of the Global Securities

        Upon issuance, all notes in book-entry form having the same date of issue, stated maturity date and otherwise having identical terms and provisions will be represented by one or more fully registered global notes (the "Global Notes"). Each Global Note will be deposited with, or on behalf of, The Depository Trust Company ("DTC"), New York, NY, as depository registered in the name of DTC or a nominee of DTC. Unless and until it is exchanged in whole or in part for notes in certificated form, no Global Note may be transferred except as a whole:

  •
  by DTC to a nominee of DTC, or

  •
  by a nominee of DTC to DTC or another nominee of DTC, or

  •
  by DTC or any such nominee to a successor of DTC or a nominee of the successor.

  DTC Procedures

        The following is based on information furnished by DTC:

        DTC will act as securities depository for the notes in book-entry form. The notes in book-entry form will be issued as fully registered securities registered in the name of Cede & Co. (DTC's partnership nominee) or such other name as may be requested by an authorized representative of DTC. One fully registered Global Note will be issued for each issue of notes in book-entry form, each in the aggregate principal amount of the issue, and will be deposited with DTC. If, however, the aggregate principal amount of any issue exceeds $500,000,000, one Global Note will be issued with respect to each $500,000,000 of principal amount and an additional Global Note will be issued with respect to any remaining principal amount of the issue.

        DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants deposit with DTC. DTC also facilitates the post-trade settlement among participants of sales and other securities transactions in deposited securities through electronic computerized book-entry transfers and pledges between participants' accounts. This eliminates the need for physical movement of securities certificates. Direct participants of DTC include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation ("DTCC"). DTCC, in turn, is owned by a number of its direct participants and Members of the National Securities Clearing Corporation, Fixed Income Clearing Corporation, and Emerging Markets Clearing Corporation (NSCC, FICC, and EMCC, also subsidiaries of DTCC), as well as by the New York Stock Exchange, Inc. and the Financial Industry Regulatory Authority, Inc. Access to DTC's system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC. More information about DTC can be found at www.dtcc.com and www.dtc.org.

        Purchasers of notes in book-entry form under DTC's system must be made by or through direct participants, which will receive a credit for those notes in book-entry form on DTC's records. The ownership interest of each actual purchaser of each note in book-entry form represented by a Global Note ("beneficial owner") is, in turn, to be recorded on the records of direct participants and indirect participants. Beneficial owners of notes in book-entry form will not receive written confirmation from DTC of their purchase. Beneficial owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct participants or indirect participants through which the beneficial owner entered into the transaction. Transfers of ownership interests in a Global Note representing notes in book-entry form are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners of a Global Note representing notes in book-entry form will not receive notes in certificated form representing their ownership interests therein, except in the event that use of the book-entry system for such notes in book-entry form is discontinued.

        To facilitate subsequent transfers, all Global Notes representing notes in book-entry form which are deposited by direct participants with DTC are registered in the name of DTC's partnership nominee, Cede & Co. or such other name as may be requested by an authorized representative of DTC. The deposit of Global Notes with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the Global Notes representing the notes in book-entry form; DTC's records reflect only the identity of the direct participants to whose accounts such notes in book-entry form are credited, which may or may not be the beneficial owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.

        Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Beneficial owners may wish to take certain steps to augment the transmission to them of notices of significant events with respect to the notes, such as redemptions, tenders, defaults, and proposed amendments to the notes. For example, beneficial owners may wish to ascertain that the nominee holding the notes for their benefit has agreed to obtain and transmit notices to beneficial owners. In the alternative, beneficial owners may wish to provide their names and addresses to the registrar and request that copies of notices be provided directly to them.

        Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to the Global Notes representing the notes in book-entry form unless authorized by a direct participant in accordance with DTC's procedures. Under its usual procedures, DTC mails an omnibus proxy to PACCAR as soon as possible after the record date. The omnibus proxy assigns Cede & Co.'s consenting or voting rights to those direct participants to whose accounts the notes in book-entry form are credited on the applicable record date (identified in a listing attached to the omnibus proxy).

        PACCAR will make principal, premium, if any, and/or interest, if any, payments on the Global Notes representing the notes in book-entry form in immediately available funds to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC's practice is to credit direct participants' accounts, upon DTC's receipt of funds and corresponding detail information, on the applicable payment date in accordance with their respective holdings shown on DTC's records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name", and will be the responsibility of the applicable participant and not of DTC, PACCAR, the paying agent or the trustee, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal, premium, if any, and/or interest, if any, to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of PACCAR, the paying agent or the trustee, disbursement of payments to direct participants will be the responsibility of DTC, and disbursement of payments to the beneficial owners will be the responsibility of direct participants and indirect participants.

        If applicable, redemption notices shall be sent to Cede & Co. If less than all of the notes in book-entry form of like tenor and terms are being redeemed, DTC's practice is to determine by lot the amount of the interest of each direct participant in the issue to be redeemed.

        A beneficial owner will give notice of any option to elect to have its notes in book-entry form repaid by PACCAR, through its participant, to the paying agent, and shall effect delivery of the applicable notes in book-entry form by causing the direct participant to transfer the participant's interest in the Global Note notes in book-entry form, on DTC's records, to the paying agent. The requirement for physical delivery of notes in book-entry form in connection with a demand for repayment will be deemed satisfied when the ownership rights in the Global Note or Notes representing the notes in book-entry form are transferred by direct participants on DTC's records and followed by a book-entry credit of the Global Note or Notes to the paying agent's DTC account.

        DTC may discontinue providing its services as depository with respect to the notes in book-entry form at any time by giving reasonable notice to PACCAR or the paying agent. Under such circumstances, in the event that a successor depository is not obtained, notes in certificated form are required to be printed and delivered.

        PACCAR may decide to discontinue use of the system of book-entry transfers through DTC or a successor securities depository. In that event, notes in certificated form will be printed and delivered to DTC.

        The laws of some states may require that certain purchasers of securities take physical delivery of securities in certificated form. Such limits and laws may impair the ability to own, transfer or pledge beneficial interests in Global Notes.

        So long as DTC, or its nominee, is the registered owner of a Global Note, DTC or its nominee, as the case may be, will be considered the sole owner or holder of the notes represented by the Global Note for all purposes under the Indenture. Except as provided below, beneficial owners of a Global Note will not be entitled to have the notes represented by a Global Note registered in their names, will not receive or be entitled to receive physical delivery of the notes in certificated form and will not be considered the owners or holders thereof under the Indenture, including for purposes of receiving any reports delivered by PACCAR, the paying agent or the trustee under the Indenture. Accordingly, each person owning a beneficial interest in a Global Note must rely on the procedures of DTC and, if that person is not a participant, on the procedures of the participant through which that person owns its interest, to exercise any rights of a holder under the Indenture. PACCAR understands that under existing industry practices, in the event that PACCAR requests any action of holders or that an owner of a beneficial interest in a Global Note desires to give or take any action which a holder is entitled to give or take under the Indenture, DTC would authorize the participants holding the relevant beneficial interests to give or take the desired action, and the participants would authorize beneficial owners owning through the participants to give or take the desired action or would otherwise act upon the instructions of beneficial owners. Conveyance of notices and other communications by DTC to participants, by participants to indirect participants and by participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

  Exchange for Notes in Certificated Form

        If:

  (a)
  DTC is at any time unwilling or unable, or no longer eligible, to continue as depository and a successor depository is not appointed by PACCAR within 90 days,

  (b)
  PACCAR determines that the Global Notes shall be exchangeable for notes in certificated form, or

  (c)
  an event of default under the Indenture has occurred and is continuing with respect to the notes,

the Global Note or Global Notes will be exchangeable for notes in certificated form of like tenor and terms and of different authorized denominations aggregating an equal aggregate principal amount. The certificated notes will be registered in the name or names as DTC provides to the paying agent. It is expected that instructions may be based upon directions received by DTC from participants with respect to ownership of beneficial interests in Global Notes.

        The information in this section concerning DTC and DTC's system has been obtained from sources that PACCAR believes to be reliable, but PACCAR takes no responsibility for the accuracy of the information.

        A further description of DTC's procedures with respect to Global Notes representing book-entry notes is in the accompanying prospectus under "Description of Securities—Global Securities." DTC has confirmed to PACCAR that it intends to follow these procedures.

 SPECIAL PROVISIONS RELATING TO FOREIGN CURRENCY NOTES

        Except as specified in the applicable pricing supplement, foreign currency notes (including notes denominated in the Euro) will not be sold in or to residents of the country or economic community issuing the currency in which particular notes are denominated. The information set forth in this prospectus supplement is directed to prospective purchasers who are United States residents, and it is by necessity incomplete with respect to foreign currency notes. PACCAR and the agents disclaim any responsibility to advise prospective purchasers who are residents of countries other than the United States with respect to any matters that may affect the purchase, holding or receipt of payments of principal of and premium, if any, and any interest on foreign currency notes. Prospective purchasers of foreign currency notes should consult their own financial and legal advisors with regard to such matters.

Payment of Principal, any Premium and Interest

        Except as specified in the applicable note and the applicable pricing supplement, we will pay the principal, any premium and interest on foreign currency notes as set forth in this prospectus supplement in the specified currency. The Exchange Rate Agent named in the applicable pricing supplement will, unless otherwise specified below or in the applicable note and the applicable pricing supplement, convert the payment into United States dollars for payment to holders of the foreign currency notes. However, unless otherwise indicated in the applicable note and the applicable pricing supplement, the holder of a foreign currency note may elect to receive the payments in the specified currency, as described below.

        PACCAR's payment will be converted into United States dollars based on the highest bid quotation in The City of New York at approximately 11:00 A.M. on the second Business Day preceding the applicable payment date for the purchase of the specified currency for United States dollars for settlement on the applicable payment date in the aggregate amount of the specified currency payable to all holders of foreign currency notes scheduled to receive United States dollar payments and at which the applicable foreign exchange dealer commits to execute a contract. The bid quotations shall be obtained from three recognized foreign exchange dealers, one of which may be the Exchange Rate Agent, selected by the Exchange Rate Agent and approved by PACCAR. If the bid quotations are not available, payments will be made in the specified currency. All currency exchange costs will be borne by the holder of the foreign currency note by deductions from such payments.

        Unless otherwise specified in the applicable note and the applicable pricing supplement, a holder of a foreign currency note may elect to receive all or a specified portion of any payment on that note in the specified currency. Any holder desiring to receive payment in the specified currency must submit a written request to the applicable corporate trust office of the paying agent in The City of New York, on or before the applicable record date or at least fifteen calendar days before Maturity, as the case may be. The written request may be mailed, hand delivered or sent by facsimile transmission (followed by the original). A holder of a foreign currency note may elect to receive payment in the specified currency for all or a specified portion of all principal, any premium and interest payments and need not file a separate election for each payment. The election will remain in effect until revoked by written notice to the paying agent, but written notice of any revocation must be received by the paying agent on or before the relevant record date or at least the fifteenth calendar day before Maturity, as the case may be. Holders of foreign currency notes whose notes are to be held in the name of a broker or nominee should contact such broker or nominee to determine whether and how an election to receive payments in the specified currency may be made.

        Principal, any premium and interest on a foreign currency note paid in United States dollars will be paid in the manner specified in this prospectus supplement for notes denominated in United States dollars. Interest on a foreign currency note paid in the specified currency which are to be made on an interest payment date other than at Maturity will be paid by check mailed to the address of the holder entitled to the interest payment as shown on the note register, subject to the right to receive interest payments by wire transfer of immediately available funds under the circumstances described under "Description of the Notes—Terms of the Notes". All checks payable in a specified currency will be drawn on a bank office located outside the United States. Payments of principal, any premium and interest on foreign currency notes paid in the specified currency at Maturity will be made by wire transfer of immediately available funds to an account with a bank designated by the holder at least fifteen days before Maturity, provided that the bank has appropriate facilities to make the wire transfer and that the note is presented and surrendered at the corporate trust office of the paying agent in the Borough of Manhattan, The City of New York, in time for the paying agent to make such payments in such funds in accordance with its normal procedures.

        Unless otherwise specified in the applicable pricing supplement, a beneficial owner of a note in book-entry form denominated in a specified currency may elect to receive payments of principal or any premium or interest in the specified currency instead of United States dollars. The beneficial owner must give the participant through which its interest is held written notice of its election on or before the applicable record date, in the case of a payment of interest, and on or prior to the fifteenth day prior to Maturity, in the case of principal or premium. The participant must notify the depository of such election on or before the third Business Day after the record date. The depository will notify the paying agent of the election on or before the fifth Business Day after the record date or at least ten calendar days before Maturity, as the case may be. If complete instructions are received by the participant and forwarded by the participant to the depository and by the depository to the paying agent, on or before the specified dates, the beneficial owner of the notes in book-entry form will receive payments in the specified currency.

Availability of Specified Currency

        If the specified currency for a foreign currency note is not available for the payment of principal, any premium and interest due to the imposition of exchange controls or other circumstances beyond the control of PACCAR, we will be entitled to satisfy our obligations on the note by making the required payment in United States dollars on the basis of the Market Exchange Rate, computed by the Exchange Rate Agent, on the second Business Day before the applicable payment or, if the Market Exchange Rate is not then available, on the basis of the most recently available Market Exchange Rate, or as otherwise specified in the applicable pricing supplement.

        The "Market Exchange Rate" for a specified currency other than United States dollars means the noon dollar buying rate in The City of New York for cable transfers for the specified currency as certified for customs purposes, or, if not so certified, as otherwise determined, by the Federal Reserve Bank of New York. Any payment made in United States dollars under circumstances where the required payment is in a specified currency other than United States dollars will not constitute an Event of Default under the Indenture with respect to the notes.

        All determinations referred to above made by the Exchange Rate Agent shall be at its sole discretion and shall, in the absence of manifest error, be conclusive for all purposes and binding on the holders of the foreign currency notes.

Judgments

        Under current New York law, a state court in the State of New York rendering a judgment in respect of a foreign currency note would be required to render the judgment in the specified currency, and the foreign currency judgment would be converted into United States dollars at the exchange rate prevailing on the date of entry of the judgment. Accordingly, the holder of a foreign currency note would be subject to exchange rate fluctuations between the date of entry of the foreign currency judgment and the time the amount of the foreign currency judgment is paid to the holder in United

States dollars and converted by the holder into the specified currency. It is not certain, however, whether a non-New York state court would follow the same rules and procedures with respect to conversions of foreign currency judgments.

        PACCAR will indemnify the holder of any note against any loss incurred by it as a result of any judgment or order being given or made for any amount due under the note and judgment or order requiring payment in a currency other than the specified currency, and as a result of any variation between (i) the rate of exchange at which the specified currency amount is converted into the currency in the judgment or order, and (ii) the rate of exchange at which the holder of the note, on the date of payment of the judgment or order, is able to purchase the specified currency with the amount actually received under the judgment or order.

 UNITED STATES FEDERAL INCOME TAXATION

        Set forth below is the opinion of Sidley Austin LLP, tax counsel to the agents, as to certain United States Federal income tax consequences of the purchase, ownership and disposition of the notes. This opinion is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change, including changes in effective dates, or possible differing interpretations. It deals only with notes held as capital assets and does not purport to deal with persons in special tax situations, such as financial institutions, insurance companies, regulated investment companies, dealers in securities or currencies, persons holding notes as a hedge against currency risks or as a position in a "straddle" or as part of a "hedging" or "conversion" transaction for tax purposes, or persons whose functional currency is not the U.S. dollar. It also does not deal with holders other than original purchasers, except where otherwise specifically noted. Persons considering the purchase of the notes should consult their own tax advisors concerning the application of United States Federal income tax laws to their particular situations as well as any consequences of the purchase, ownership and disposition of the notes arising under the laws of any other taxing jurisdiction.

        As used in this prospectus, the term "U.S. Holder" means a beneficial owner of a note that is for United States Federal income tax purposes:

  (1)
  a citizen or resident of the United States,

  (2)
  a corporation or a partnership (including an entity treated as a corporation or a partnership for United States Federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia (unless, in the case of a partnership, Treasury regulations are adopted that provide otherwise),

  (3)
  an estate whose income is subject to United States Federal income tax regardless of its source,

  (4)
  a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust, or

  (5)
  any other person whose income or gain in respect of a note is effectively connected with the conduct of a United States trade or business.

        Certain trusts not described in clause (4) above in existence on August 20, 1996 that elect to be treated as a United States person will also be a U.S. Holder for purposes of the following discussion. As used herein, the term "non-U.S. Holder" means a beneficial owner of a note that is not a U.S. Holder.

U.S. Holders

         Payments of Interest.    Payments of interest on a note generally will be taxable to a U.S. Holder as ordinary interest income at the time such payments are accrued or are received (in accordance with the U.S. Holder's regular method of tax accounting).

         Original Issue Discount.    The following summary is a general discussion of the United States Federal income tax consequences to U.S. Holders of the purchase, ownership and disposition of notes issued with original issue discount ("Discount Notes"). The following summary is based upon final Treasury regulations (the "OID Regulations") released by the Internal Revenue Service ("IRS") under the original issue discount provisions of the Internal Revenue Code of 1986, as amended (the "Code").

        For United States Federal income tax purposes, original issue discount is the excess of the stated redemption price at maturity of a note over its issue price, if such excess equals or exceeds a de minimis amount (generally 1/4 of 1% of the note's stated redemption price at maturity multiplied by the number of complete years to its maturity from its issue date or, in the case of a note providing for the payment of any amount other than qualified stated interest (as defined below) prior to maturity, multiplied by the weighted average maturity of the note). The issue price of each note of an issue of notes equals the first price at which a substantial amount of the notes has been sold (ignoring sales to bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents, or wholesalers). The stated redemption price at maturity of a note is the sum of all payments provided by the note other than "qualified stated interest" payments. The term "qualified stated interest" generally means stated interest that is unconditionally payable in cash or property (other than debt instruments of the issuer) at least annually at a single fixed rate. In addition, under the OID Regulations, if a note bears interest for one or more accrual periods at a rate below the rate applicable for the remaining term of the note (e.g., notes with teaser rates or interest holidays), and if the greater of either the resulting foregone interest on the note or any "true" discount on the note (i.e., the excess of the note's stated principal amount over its issue price) equals or exceeds a specified de minimis amount, then the stated interest on the note would be treated as original issue discount rather than qualified stated interest.

        Payments of qualified stated interest on a note are taxable to a U.S. Holder as ordinary interest income at the time such payments are accrued or are received (in accordance with the U.S. Holder's regular method of tax accounting). A U.S. Holder of a Discount Note must include original issue discount in income as ordinary interest income for United States Federal income tax purposes as it accrues under a constant yield method in advance of receipt of the cash payments attributable to such income, regardless of the U.S. Holder's regular method of tax accounting. In general, the amount of original issue discount included in income by an initial U.S. Holder of a Discount Note is the sum of the daily portions of original issue discount with respect to the Discount Note for each day during the taxable year (or portion of the taxable year) on which the U.S. Holder held the Discount Note. The "daily portion" of original issue discount on any Discount Note is determined by allocating to each day in any accrual period a ratable portion of the original issue discount allocable to that accrual period. An "accrual period" may be of any length and the accrual periods may vary in length over the term of the Discount Note, provided that each accrual period is no longer than one year and each scheduled payment of principal or interest occurs either on the final day of an accrual period or on the first day of an accrual period. The amount of original issue discount allocable to each accrual period is generally equal to the difference between

  •
  the product of the Discount Note's adjusted issue price at the beginning of such accrual period and its yield to maturity (determined on the basis of compounding at the close of each accrual period and appropriately adjusted to take into account the length of the particular accrual period) and

  •
  the amount of any qualified stated interest payments allocable to such accrual period.

        The "adjusted issue price" of a Discount Note at the beginning of any accrual period is the sum of the issue price of the Discount Note plus the amount of original issue discount allocable to all prior accrual periods minus the amount of any prior payments on the Discount Note that were not qualified stated interest payments. Under these rules, U.S. Holders generally will have to include in income increasingly greater amounts of original issue discount in successive accrual periods.

        A U.S. Holder who purchases a Discount Note for an amount that is greater than its adjusted issue price as of the purchase date and less than or equal to the sum of all amounts payable on the Discount Note after the purchase date other than payments of qualified stated interest, will be considered to have purchased the Discount Note at an "acquisition premium". Under the acquisition premium rules, the amount of original issue discount which such U.S. Holder must include in its gross income with respect to such Discount Note for any taxable year (or portion thereof in which the U.S. Holder holds the Discount Note) will be reduced (but not below zero) by the portion of the acquisition premium properly allocable to the period.

        Under the OID Regulations, Floating Rate Notes and Indexed Notes (hereinafter "Variable Notes") are subject to special rules whereby a Variable Note will qualify as a "variable rate debt instrument" if

  •
  its issue price does not exceed the total noncontingent principal payments due under the Variable Note by more than a specified de minimis amount, and

  •
  it provides for stated interest, compounded or paid at least annually, at current values of:

  •
  one or more qualified floating rates;

  •
  a single fixed rate and one or more qualified floating rates;

  •
  a single objective rate; or

  •
  a single fixed rate and a single objective rate that is a qualified inverse floating rate.

        A "qualified floating rate" is any variable rate where variations in the value of such rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which the Variable Note is denominated. Although a multiple of a qualified floating rate will generally not itself constitute a qualified floating rate, a variable rate equal to the product of a qualified floating rate and a fixed multiple that is greater than .65 but not more than 1.35 will constitute a qualified floating rate. A variable rate equal to the product of a qualified floating rate and a fixed multiple that is greater than .65 but not more than 1.35, increased or decreased by a fixed rate, will also constitute a qualified floating rate. In addition, under the OID Regulations, two or more qualified floating rates that can reasonably be expected to have approximately the same values throughout the term of the Variable Note (e.g., two or more qualified floating rates with values within 25 basis points of each other as determined on the Variable Note's issue date) will be treated as a single qualified floating rate. Notwithstanding the foregoing, a variable rate that would otherwise constitute a qualified floating rate but which is subject to one or more restrictions such as a maximum numerical limitation (i.e., a cap) or a minimum numerical limitation (i.e., a floor), among other things, may, under certain circumstances, fail to be treated as a qualified floating rate under the OID Regulations unless such cap or floor is fixed throughout the term of the note and is not reasonably expected, as of the issue date, to cause the yield on the note to be either significantly more or significantly less than the expected yield determined without such restriction. An "objective rate" is a rate that is not itself a qualified floating rate but which is determined using a single fixed formula that is based on objective financial or economic information. A rate will not qualify as an objective rate if it is based on information that is within the control of the issuer (or a related party) or that is unique to the circumstances of the issuer (or a related party), such as dividends, profits, or the value of the issuer's stock (although a rate does not fail to be an objective rate merely because it is based on the credit quality of the issuer). A "qualified inverse floating rate" is any objective rate where such rate is equal to a fixed rate minus a qualified floating rate, as long as variations in the rate can reasonably be expected to inversely reflect contemporaneous variations in the qualified floating rate. The OID Regulations also provide that if a Variable Note provides for stated interest at a fixed rate for an initial period of one year or less followed by a variable rate that is either a qualified floating rate or an objective rate and if the variable rate on the Variable Note's issue date is intended to approximate the fixed rate (e.g., the value of the variable rate on the issue date does not differ from the value of the fixed rate by more than 25 basis points), then the fixed rate and the variable rate together will constitute either a single qualified floating rate or objective rate, as the case may be.

        If a Variable Note that provides for stated interest at either a single qualified floating rate or a single objective rate throughout the term thereof qualifies as a "variable rate debt instrument" under the OID Regulations, and if the interest on a Variable Note is unconditionally payable in cash or property (other than debt instruments of the issuer) at least annually, then all stated interest on the Variable Note will constitute qualified stated interest and will be taxed accordingly. Thus, a Variable Note that provides for stated interest at either a single qualified floating rate or a single objective rate throughout the term thereof and that qualifies as a "variable rate debt instrument" under the OID Regulations will generally not be treated as having been issued with original issue discount unless the Variable Note is issued at a "true" discount (i.e., at a price below the Variable Note's stated principal amount) in excess of a specified de minimis amount. The amount of qualified stated interest and the amount of original issue discount, if any, that accrues during an accrual period on such a Variable Note is determined under the rules applicable to fixed rate debt instruments by assuming that the variable rate is a fixed rate equal to

  (1)
  in the case of a qualified floating rate or qualified inverse floating rate, the value as of the issue date, of the qualified floating rate or qualified inverse floating rate, or

  (2)
  in the case of an objective rate (other than a qualified inverse floating rate), a fixed rate that reflects the yield that is reasonably expected for the Variable Note.

        The qualified stated interest allocable to an accrual period is increased (or decreased) if the interest actually paid during an accrual period exceeds (or is less than) the interest assumed to be paid during the accrual period pursuant to the foregoing rules.

        In general, any other Variable Note that qualifies as a "variable rate debt instrument" will be converted into an "equivalent" fixed rate debt instrument for purposes of determining the amount and accrual of original issue discount and qualified stated interest on the Variable Note. The OID Regulations generally require that such a Variable Note be converted into an "equivalent" fixed rate debt instrument by substituting any qualified floating rate or qualified inverse floating rate provided for under the terms of the Variable Note with a fixed rate equal to the value of the qualified floating rate or qualified inverse floating rate, as the case may be, as of the Variable Note's issue date. Any objective rate (other than a qualified inverse floating rate) provided for under the terms of the Variable Note is converted into a fixed rate that reflects the yield that is reasonably expected for the Variable Note. In the case of a Variable Note that qualifies as a "variable rate debt instrument" and provides for stated interest at a fixed rate in addition to either one or more qualified floating rates or a qualified inverse floating rate, the fixed rate is initially converted into a qualified floating rate (or a qualified inverse floating rate, if the Variable Note provides for a qualified inverse floating rate). Under such circumstances, the qualified floating rate or qualified inverse floating rate that replaces the fixed rate must be such that the fair market value of the Variable Note as of the Variable Note's issue date is approximately the same as the fair market value of an otherwise identical debt instrument that provides for either the qualified floating rate or qualified inverse floating rate rather than the fixed rate. Subsequent to converting the fixed rate into either a qualified floating rate or a qualified inverse floating rate, the Variable Note is then converted into an "equivalent" fixed rate debt instrument in the manner described above.

        Once the Variable Note is converted into an "equivalent" fixed rate debt instrument pursuant to the foregoing rules, the amount of original issue discount and qualified stated interest, if any, are determined for the "equivalent" fixed rate debt instrument by applying the general original issue discount rules to the "equivalent" fixed rate debt instrument and a U.S. Holder of the Variable Note will account for such original issue discount and qualified stated interest as if the U.S. Holder held the "equivalent" fixed rate debt instrument. Each accrual period, appropriate adjustments will be made to the amount of qualified stated interest or original issue discount assumed to have been accrued or paid with respect to the "equivalent" fixed rate debt instrument in the event that such amounts differ from the actual amount of interest accrued or paid on the Variable Note during the accrual period.

        If a Variable Note does not qualify as a "variable rate debt instrument" under the OID Regulations, then the Variable Note would likely be treated as a contingent payment debt obligation. The Treasury Department has issued regulations concerning the proper United States Federal income tax treatment of contingent payment debt instruments (the "CPDI Regulations"). In general, the CPDI Regulations would cause the timing and character of income, gain or loss reported on a contingent payment debt instrument to substantially differ from the timing and character of income, gain or loss reported on a conventional non-contingent payment debt instrument under current United States Federal income tax law. Specifically, the CPDI Regulations generally require a U.S. Holder of such an instrument to include future contingent and noncontingent interest payments in income as such interest accrues based upon a projected payment schedule. Moreover, in general, under the CPDI Regulations, any gain recognized by a U.S. Holder on the sale, exchange, or retirement of a contingent payment debt instrument will be treated as ordinary income and all or a portion of any loss realized could be treated as ordinary loss as opposed to capital loss (depending upon the circumstances). The proper United States Federal income tax treatment of Variable Notes that are treated as contingent payment debt obligations will be more fully described in the applicable pricing supplement. Furthermore, any other special United States Federal income tax considerations, not otherwise discussed herein, which are applicable to any particular issue of notes will be discussed in the applicable pricing supplement.

        PACCAR may issue notes which;

  •
  may be redeemable at the option of PACCAR prior to their stated maturity (a "call option") and/or

  •
  may be repayable at the option of the holder prior to their stated maturity (a "put option").

        Notes containing such features may be subject to rules that differ from the general rules discussed above. Investors intending to purchase notes with such features should consult their own tax advisors, since the original issue discount consequences will depend, in part, on the particular terms and features of the purchased notes.

        U.S. Holders may generally, upon election, include in income all interest (including stated interest, acquisition discount, original issue discount, de minimis original issue discount, market discount, de minimis market discount, and unstated interest, as adjusted by any amortizable bond premium or acquisition premium) that accrues on a debt instrument by using the constant yield method applicable to debt instruments issued with original issue discount, subject to certain limitations and exceptions.

         Short-Term Notes.    Notes that have a fixed maturity of one year or less ("Short-Term Notes") will be treated as having been issued with original issue discount. In general, an individual or other cash method U.S. Holder is not required to accrue such original issue discount unless the U.S. Holder elects to do so. If such an election is not made, any gain recognized by the U.S. Holder on the sale, exchange or maturity of the Short-Term Note will be ordinary income to the extent of the original issue discount accrued on a straight-line basis, or upon election under the constant yield method (based on daily compounding), through the date of sale or maturity, and a portion of the deductions otherwise allowable to the U.S. Holder for interest on borrowings allocable to the Short-Term Note will be deferred until a corresponding amount of income is realized. U.S. Holders who report income for United States Federal income tax purposes under the accrual method, and certain other holders including banks and dealers in securities, are required to accrue original issue discount on a Short-Term Note on a straight-line basis unless an election is made to accrue the original issue discount under a constant yield method (based on daily compounding).

         Market Discount.    If a U.S. Holder purchases a note, other than a Discount Note, for an amount that is less than its issue price (or, in the case of a subsequent purchaser, its stated redemption price at maturity) or, in the case of a Discount Note, for an amount that is less than its "revised issue price" as of the purchase date, such U.S. Holder will be treated as having purchased the note at a "market discount", unless such market discount is less than a specified de minimis amount. For this purpose, the "revised issue price" of a note is generally equal to its issue price, increased by the amount of original issue discount that has accrued on the note and decreased by the amount of any payments previously made on the note that were not qualified stated interest payments.

        Under the market discount rules, a U.S. Holder will be required to treat any partial principal payment (or, in the case of a Discount Note, any payment that does not constitute qualified stated

interest) on, or any gain realized on the sale, exchange, retirement or other disposition of, a note as ordinary income to the extent of the lesser of:

  •
  the amount of such payment or realized gain or

  •
  the market discount which has not previously been included in income and is treated as having accrued on the note at the time of such payment or disposition.

        Market discount will be considered to accrue ratably during the period from the date of acquisition to the maturity date of the note, unless the U.S. Holder elects to accrue market discount on a constant yield basis.

        A U.S. Holder may be required to defer the deduction of all or a portion of the interest paid or accrued on any indebtedness incurred or maintained to purchase or carry a note with market discount until the maturity of the note or certain earlier dispositions, because a current deduction is only allowed to the extent the interest expense exceeds an allocable portion of market discount. A U.S. Holder may elect to include market discount in income currently as it accrues (on either a ratable or constant interest rate basis), in which case the rules described above regarding the treatment as ordinary income of gain upon the disposition of the note and upon the receipt of certain cash payments and regarding the deferral of interest deductions will not apply. Generally, such currently included market discount is treated as ordinary interest for United States Federal income tax purposes. Such an election will apply to all debt instruments acquired by the U.S. Holder on or after the first day of the taxable year to which such election applies and may be revoked only with the consent of the IRS.

         Premium.    If a U.S. Holder purchases a note for an amount that is greater than the sum of all amounts payable on the note after the purchase date other than payments of qualified stated interest, the U.S. Holder will be considered to have purchased the note with "amortizable bond premium" equal in amount to such excess. A U.S. Holder may elect to amortize such premium using a constant yield method over the remaining term of the note and may offset interest otherwise required to be included in respect of the note during any taxable year by the amortized amount of such excess for the taxable year. However, if the note may be optionally redeemed after the U.S. Holder acquires it at a price in excess of its stated redemption price at maturity, special rules would apply which could result in a deferral of the amortization of some bond premium until later in the term of the note. Any election to amortize bond premium applies to all taxable debt obligations then owned and thereafter acquired by the U.S. Holder and may be revoked only with the consent of the IRS.

         Disposition of a Note.    Except as discussed above, upon the sale, exchange or retirement of a note, a U.S. Holder generally will recognize taxable gain or loss equal to the difference between the amount realized on the sale, exchange or retirement (other than amounts representing accrued and unpaid interest) and the U.S. Holder's adjusted tax basis in the note. A U.S. Holder's adjusted tax basis in a note generally will equal the U.S. Holder's initial investment in the note increased by any original issue discount included in income (and accrued market discount, if any, if the U.S. Holder has included such market discount in income) and decreased by the amount of any payments, other than qualified stated interest payments, received and amortizable bond premium taken with respect to the note. Such gain or loss generally will be long-term capital gain or loss if the note was held for more than one year. Long-term capital gains of individuals are subject to reduced capital gain rates while short-term capital gains are subject to ordinary income rates. The deductibility of capital losses is subject to certain limitations. Prospective investors should consult their own tax advisors concerning these tax law provisions.

Foreign Currency Notes.

         Cash Method.    A U.S. Holder who uses the cash method of accounting for United States Federal income tax purposes and who receives a payment of interest on a note (other than original issue discount or market discount) will be required to include in income the U.S. dollar value of the foreign currency payment (determined on the date such payment is received) regardless of whether the payment is in fact converted to U.S. dollars at that time, and such U.S. dollar value will be the U.S. Holder's tax basis in such foreign currency. No exchange gain or loss will be recognized with respect to the receipt of such payment.

         Accrual Method.    A U.S. Holder who uses the accrual method of accounting for United States Federal income tax purposes, or who otherwise is required to accrue interest prior to receipt, will be required to include in income the U.S. dollar value of the amount of interest income (including original issue discount or market discount and reduced by amortizable bond premium to the extent applicable) that has accrued and is otherwise required to be taken into account with respect to a note during an accrual period. The U.S. dollar value of such accrued income will be determined by translating such income at the average rate of exchange for the accrual period, or with respect to an accrual period that spans two taxable years, at the average rate for the partial period within the taxable year. A U.S. Holder may elect, however, to translate such accrued interest income using the rate of exchange on the last day of the accrual period or, with respect to an accrual period that spans two taxable years, using the rate of exchange on the last day of the taxable year. If the last day of an accrual period is within five business days of the date of receipt of the accrued interest, a U.S. Holder may translate such interest using the rate of exchange on the date of receipt. The above election will apply to other debt obligations held by the U.S. Holder and may not be changed without the consent of the IRS. A U.S. Holder should consult a tax advisor before making the above election. A U.S. Holder will recognize exchange gain or loss (which will be treated as ordinary income or loss) with respect to accrued interest income on the date such income is received. The amount of ordinary income or loss recognized will equal the difference, if any, between the U.S. dollar value of the foreign currency payment received (determined on the date such payment is received) in respect of such accrual period and the U.S. dollar value of interest income that has accrued during such accrual period (as determined above).

         Purchase, Sale and Retirement of Notes.    A U.S. Holder who purchases a note with previously owned foreign currency will recognize ordinary income or loss in an amount equal to the difference, if any, between such U.S. Holder's tax basis in the foreign currency and the U.S. dollar fair market value of the foreign currency used to purchase the note, determined on the date of purchase.

        For purposes of determining the amount of any gain or loss recognized by a U.S. Holder on the sale, exchange, retirement or other disposition of a note that is denominated in a foreign currency, the amount realized will be based on the U.S. dollar value of the foreign currency on the date the payment is received or the note is disposed of. Such gain or loss generally will be capital gain or loss (except to the extent of any accrued market discount not previously included in the U.S. Holder's income) and will be long-term capital gain or loss if at the time of sale, exchange or retirement the note has been held by such U.S. Holder for more than one year. To the extent the amount realized represents accrued but unpaid interest, however, such amounts must be taken into account as interest income, with exchange gain or loss computed as described in "Accrual Method" above. In the case of a note that is denominated in foreign currency and is traded on an established securities market, a cash basis U.S. Holder (or, upon election, an accrual basis U.S. Holder) will determine the U.S. dollar value of the amount realized by translating the foreign currency payment at the spot rate of exchange on the settlement date of the sale. Such an election by an accrual basis U.S. Holder must be applied consistently from year to year and cannot be revoked without the consent of the IRS. A U.S. Holder's adjusted tax basis in a note will equal the cost of the note to such holder, increased by the amounts of any market discount or original issue discount previously included in income by the holder with respect to such note and reduced by any amortized acquisition or other premium and any principal payments received by the holder. A U.S. Holder's tax basis in a note, and the amount of any subsequent adjustments to such holder's tax basis will be the U.S. dollar value of the foreign currency amount paid for such note, or of the foreign currency amount of the adjustment, determined on the date of such purchase or adjustment.

        Gain or loss realized upon the sale, exchange or retirement of a note that is attributable to fluctuations in currency exchange rates will be ordinary income or loss which will not be treated as interest income or expense. Gain or loss attributable to fluctuations in exchange rates will equal the difference between the U.S. dollar value of the foreign currency principal amount of the note, determined on the date such payment is received or the note is disposed of, and the U.S. dollar value of the foreign currency principal amount of the note, determined on the date the U.S. Holder acquired the note. The foreign currency gain or loss will be recognized only to the extent of the total gain or loss realized by the U.S. Holder on the sale, exchange or retirement of the note.

         Original Issue Discount.    In the case of a Discount Note or Short-Term Note, (i) original issue discount is determined in units of the foreign currency, (ii) accrued original issue discount is translated into U.S. dollars as described in "Accrual Method" above and (iii) the amount of foreign currency gain or loss on the accrued original issue discount is determined by comparing the amount of income received attributable to the discount (either upon payment, maturity or an earlier disposition), as translated into U.S. dollars at the rate of exchange on the date of such receipt, with the amount of original issue discount accrued, as translated above.

         Market Discount and Premium.    In the case of a note with market discount, (i) market discount is determined in units of the foreign currency, (ii) accrued market discount taken into account upon the receipt of any partial principal payment or upon the sale, exchange, retirement or other disposition of the note (other than accrued market discount required to be taken into account currently) is translated into U.S. dollars at the exchange rate on the date of such partial principal payment or such disposition date (and no part of such accrued market discount is treated as exchange gain or loss) and (iii) accrued market discount currently includible in income by a U.S. Holder for any accrual period is translated into U.S. dollars on the basis of the average exchange rate in effect during such accrual period, and the exchange gain or loss is determined upon the receipt of any partial principal payment or upon the sale, exchange, retirement or other disposition of the note in the manner described in "Accrual Method" above with respect to computation of exchange gain or loss on accrued interest.

        With respect to a note issued with amortizable bond premium, such premium is determined in the relevant foreign currency and reduces interest income in units of the foreign currency. Although not entirely clear, a U.S. Holder should recognize exchange gain or loss equal to the difference between the U.S. dollar value of the bond premium amortized with respect to a period, determined on the date the interest attributable to such period is received, and the U.S. dollar value of the bond premium determined on the date of the acquisition of the note.

         Exchange of Foreign Currencies.    A U.S. Holder will have a tax basis in any foreign currency received as interest or on the sale, exchange or retirement of a note equal to the U.S. dollar value of such foreign currency, determined at the time the interest is received or at the time of the sale, exchange or retirement. Any gain or loss realized by a U.S. Holder on a sale or other disposition of foreign currency (including its exchange for U.S. dollars or its use to purchase notes) will be ordinary income or loss.

         Tax Return Disclosure Regulations.    Pursuant to Treasury Regulations (the "Disclosure Regulations"), any taxpayer that has participated in a "reportable transaction" and who is required to file a United States Federal income tax return must generally attach a disclosure statement disclosing such taxpayer's participation in the reportable transaction to the taxpayer's tax return for each taxable year for which the taxpayer participates in the reportable transaction. A penalty in the amount of U.S. $10,000 in the case of a natural person and U.S. $50,000 in any other case is imposed on any taxpayer that fails to file a reportable transaction disclosure statement. The Disclosure Regulations provide that, in addition to certain other transactions, a "loss transaction" constitutes a "reportable transaction." A "loss transaction" is any transaction resulting in the taxpayer claiming a loss under section 165 of the Code in an amount equal to or in excess of certain threshold amounts. The Disclosure Regulations specifically provide that a loss resulting from a "section 988 transaction," such as an investment in notes denominated or on which interest is payable in a specified currency, will constitute a section 165 loss. In the case of individuals or trusts, whether or not the loss flows through from an S corporation or partnership, if the loss arises with respect to a section 988 transaction (as defined in section 988(c)(1) of the Code relating to foreign currency transactions), the applicable threshold amount is U.S. $50,000 in any single taxable year. Higher threshold amounts apply depending upon the taxpayer's status as a corporation, partnership, or S corporation, as well as certain other factors. It is important to note, however, that the Disclosure Regulations provide that the fact that a transaction is a reportable transaction shall not affect the legal determination of whether the taxpayer's treatment of the transaction is proper. Holders should consult their own tax advisors concerning the potential application of the Disclosure Regulations to the notes.

         Other Notes.    The applicable pricing supplement will contain a discussion of any special United States Federal income tax rules with respect to Amortizing Notes, Linked Notes and Extendible Maturity Notes.

Non-U.S. Holders

        A non-U.S. Holder who is an individual or corporation (or an entity treated as a corporation for Federal income tax purposes) holding notes on its own behalf will not be subject to United States Federal income taxes on payments of principal, premium (if any) or interest (including original issue discount, if any) on a note, unless such non-U.S. Holder is a direct or indirect 10% or greater shareholder of PACCAR, a controlled foreign corporation related to PACCAR or a bank receiving interest described in section 881(c)(3)(A) of the Code. To qualify for the exemption from taxation, the Withholding Agent, as defined below, must have received a statement from the individual or corporation that:

  •
  is signed under penalties of perjury by the beneficial owner of the note,

  •
  certifies that such owner is not a U.S. Holder, and

  •
  provides the beneficial owner's name and address of the beneficial owner's permanent residence.

        A "Withholding Agent" is any person, U.S. or foreign, that has control, receipt or custody of an amount subject to withholding or who can disburse or make payments of an amount subject to withholding. Generally, the aforementioned statement is made on an IRS Form W-8BEN ("W-8BEN"), which is effective for the period starting on the date the form is signed and ending on the last day of the third succeeding calendar year, unless a change in circumstances makes any information on the form incorrect. Notwithstanding the preceding sentence, a W-8BEN with a U.S. taxpayer identification number will remain effective until a change in circumstances makes any information on the form incorrect, provided that the Withholding Agent reports at least annually to the beneficial owner on IRS Form 1042-S. The beneficial owner must inform the Withholding Agent within 30 days of a change in circumstances that makes any information on the W-8BEN incorrect and must furnish a new W-8BEN. A holder of a note which is not an individual or corporation (or an entity treated as a corporation for United States Federal income tax purposes) holding the notes on its own behalf may have substantially increased reporting requirements. In particular, in the case of notes held by a foreign partnership (or certain foreign trusts) the partnership (or trust) will be required to provide the certification from each of its partners (or beneficiaries) and the partnership (or trust) will be required to provide certain additional information.

        A non-U.S. Holder whose income with respect to its investment in a note is effectively connected with the conduct of a U.S. trade or business would generally be taxed as if the holder was a U.S. person provided the holder provides to the Withholding Agent an IRS Form W-8ECI.

        Certain securities clearing organizations, and other entities who are not beneficial owners, may be able to provide a signed statement to the Withholding Agent. However, in such case, the signed statement may require a copy of the beneficial owner's W-8BEN (or substitute form).

        Generally, a non-U.S. Holder will not be subject to United States Federal income taxes on any amount which constitutes capital gain upon retirement or disposition of a note, unless such non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of the disposition and such gain is derived from sources within the United States. Certain other exceptions may be applicable, and a non-U.S. Holder should consult its tax advisor in this regard.

        The notes will not be includible in the estate of a non-U.S. Holder unless the individual is a direct or indirect 10% or greater shareholder of PACCAR or, at the time of such individual's death, payments in respect of the notes would have been effectively connected with the conduct by such individual of a trade or business in the United States.

Backup Withholding

        Backup withholding of United States Federal income tax at the applicable statutory rate may apply to payments made in respect of the notes to registered owners who are not "exempt recipients" and who fail to provide certain identifying information, such as the registered owner's taxpayer identification number, in the required manner.

        Generally, individuals are not exempt recipients, whereas corporations and certain other entities generally are exempt recipients. Payments made in respect of the notes to a U.S. Holder must be reported to the IRS, unless the U.S. Holder is an exempt recipient or establishes an exemption. Compliance with the identification procedures described in the preceding section would establish an exemption from backup withholding for those non-U.S. Holders who are not exempt recipients.

        In addition, upon the sale of a note to (or through) a broker, the broker must backup withhold on the entire purchase price, unless either:

  •
  the broker determines that the seller is a corporation or other exempt recipient, or

  •
  the seller provides, in the required manner, certain identifying information and, in the case of a non-U.S. Holder, certifies that such seller is a non-U.S. Holder (and certain other conditions are met).

        Such a sale must also be reported by the broker to the IRS, unless either:

  •
  the broker determines that the seller is an exempt recipient, or

  •
  the seller certifies its non-U.S. status (and certain other conditions are met).

Certification of the registered owner's non-U.S. status would normally be made on an IRS Form W-8BEN under penalties of perjury, although in certain cases it may be possible to submit other documentary evidence.

        Any amounts withheld under the backup withholding rules from a payment to a beneficial owner would be allowed as a refund or a credit against such beneficial owner's United States Federal income tax provided the required information is timely furnished to the IRS.

 PLAN OF DISTRIBUTION

        PACCAR, Banc of America Securities LLC, Barclays Capital Inc. and Citigroup Global Markets Inc. (the "agents") have entered into a distribution agreement with respect to the notes. Subject to certain conditions, the agents have agreed to use their reasonable efforts to solicit purchases of the notes. PACCAR has the right to accept offers to purchase notes and may reject any proposed purchase of the notes. The agents may also reject any offer to purchase notes. PACCAR will pay the agents a commission on any notes sold through the agents. The commission will range from 0.200% to 0.875% of the principal amount of the notes, depending on the maturity of the notes. Commissions with respect to notes with maturities less than nine months or in excess of 30 years that are sold through an agent as an agent of PACCAR will be negotiated between us and the agent at time of the sale.

        PACCAR may also sell notes to the agents who will purchase the notes as principals for their own accounts. Any such sale will be made at a discount equal to the commission referred to in the preceding paragraph if no other discount is agreed. Any notes the agents purchase as principal may be resold at the market price or at other prices determined by the agents at the time of resale. PACCAR may also sell notes directly on its own behalf. No commissions will be paid on notes sold directly by PACCAR at such discount.

        PACCAR may also enter into separate arrangements with firms other than the agents which allow such firms to purchase for resale to the public all or a portion of the notes. The name of any firm, the underwriting discount and the initial public offering price for such notes will be set forth on the cover page of the pricing supplement delivered in connection with the offering and the sale of the applicable notes.

        The agents may resell any notes they purchase to other brokers or dealers at a discount which may include all or part of the discount the agents received from PACCAR. The agents will purchase the notes at a price equal to 100% of the principal amount less a discount. Unless otherwise specified in the applicable pricing supplement, the discount will equal the applicable commission on an agency sale of notes of the same maturity. If all the notes are not sold at the initial offering price, the agents may change the offering price and the other selling terms.

        In connection with the offering of notes purchased by the agents as principals on a fixed price basis, the agents are permitted to engage in certain transactions that stabilize the price of the notes. These transactions may consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the notes. If an agent creates a short position in the notes in connection with the offering, i.e., if it sells more notes than are set forth on the applicable pricing supplement, the agent may reduce that short position by purchasing notes in the open market. In general, purchases of a security for the purpose of stabilization or to reduce a short position could have the effect of raising or maintaining the market price of the security or preventing or retarding a decline in the market price of the security. "Naked" short sales are sales in excess of the agent's overallotment option. Because the agents have no overallotment option with respect to the notes, they would be required to close out a short position in the notes by purchasing notes in the open market.

        Neither PACCAR nor any agent makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the notes. In addition, neither PACCAR nor the agents makes any representation that the agents will engage in any such transactions or that such transactions, once commenced, will not be discontinued without notice. These transactions may be effected in the over-the-counter market or otherwise.

        The agents, whether acting as agents or principals, may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended. PACCAR has agreed to indemnify the several agents against certain liabilities, including liabilities under the Securities Act. PACCAR has agreed to reimburse the agents for certain expenses.

        The agents may sell to dealers who may resell to investors and the agents may pay all or part of the discount or commission they receive from PACCAR to the dealers. Such dealers may be deemed to be "underwriters" within the meaning of the Securities Act.

        From time to time, PACCAR may also sell notes or other debt securities pursuant to another prospectus supplement to the accompanying prospectus.

        No assurance can be given as to the liquidity of the trading market for the notes. The agents may from time to time purchase and sell notes in the secondary market, but the agents are not obligated to do so. There can be no assurance that there will be a secondary market for the notes or liquidity in the secondary market if one develops.

        PACCAR estimates that the total expenses of the offering, excluding underwriting discounts and commissions and SEC registration fees, will be approximately $1.63 million.

        Unless otherwise indicated in the applicable pricing supplement, the purchase price of the notes will be required to be paid in immediately available funds in New York, New York.

        The agents may be customers of, engage in transactions with and perform services for PACCAR and its affiliates in the ordinary course of business. From time to time, the agents and their affiliates may engage in commercial and investment banking transactions with PACCAR and its affiliates.

VALIDITY OF THE NOTES

        The validity of the notes will be passed upon for PACCAR by Bruce N. Holliday, Assistant General Counsel of PACCAR Inc. Certain other legal matters have been passed upon for PACCAR by Perkins Coie LLP, and for the agents by Sidley Austin LLP, New York, New York. Certain matters related to United States Federal taxation also have been passed upon by Sidley Austin LLP.

PROSPECTUS

PACCAR Inc
Senior Debt Securities

        By this prospectus, we may offer our senior debt securities from time to time.

        When we offer these securities, we will provide you with a prospectus supplement describing the terms of the specific issue of securities including the offering price of the securities.

        You should read this prospectus and the prospectus supplement relating to the specific issue of securities carefully before you invest.

        Investing in the securities involves risks that are described in the "Risk Factors" section beginning on page 3 of this prospectus.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 18, 2008.

 ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission utilizing a "shelf" registration process. Under this shelf process, we may sell different types of securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide one or more supplements to this prospectus that will contain specific information about the terms of that offering and the securities offered by us in that offering. Any such supplement may also add, update or change information in this prospectus. You should read each of this prospectus and any such supplement together with additional information described under the headings "Where You Can Find More Information" and "Incorporation of Information We File with the SEC."

        This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by reference to the actual documents. Copies of some of the documents referred to herein have been filed or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below in the section entitled "Where You Can Find More Information."

i

 PACCAR INC

        PACCAR has two principal industry segments, (1) design, manufacture and distribution of light-, medium- and heavy-duty trucks and related aftermarket distribution of parts and (2) finance and leasing services provided to customers and dealers. PACCAR's finance and leasing activities are principally related to PACCAR products and associated equipment. Other manufactured products include industrial winches.

  Commercial Vehicles

        PACCAR and its subsidiaries design and manufacture high quality Class 8 heavy-duty commercial vehicles sold around the world under the Kenworth, Peterbilt and DAF nameplates. These vehicles, which are built in four plants in the United States, three in Europe and one each in Australia, Canada and Mexico, are used world-wide for over-the-road and off-highway hauling of general freight, bulk liquids, construction and other materials. We compete in the North American Class 5-7 market with medium-duty models assembled in North America and sold under the Peterbilt and Kenworth nameplates. We also manufacture Class 4-7 trucks in the United Kingdom for sale throughout Europe, the Middle East, Australia and Africa under the DAF nameplate. PACCAR International, a U.S. division, markets all three nameplates outside each of their primary markets. Commercial trucks and related replacement parts comprise the largest segment of our business accounting for approximately 91.9% of total net sales and revenues for the first nine months of 2008. Substantially all trucks and related parts are sold to independent dealers.

        Our trucks are custom-built products and have a reputation for the highest quality in the industry. A significant portion of our trucks' major components, such as engines, transmissions and axles, as well as a substantial percentage of other components, are purchased from component manufacturers pursuant to our and customer design requirements. DAF, which is more vertically integrated, manufactures its own PACCAR engines and axles and a higher percentage of other components for its vehicle ranges.

        The Peterbilt, Kenworth, and DAF nameplates are recognized internationally as high quality products with leading resale value in the industry. We engage in a continuous program of trademark and trade name protection in all marketing areas of the world.

        Replacement truck parts are sold and delivered to our independent dealers through our parts distribution network. Parts are both manufactured by us and purchased from various suppliers. Replacement parts inventory levels are determined largely by anticipated customer demand and the need for timely delivery.

  Financial Services

        In North America, Australia and 16 European countries, PACCAR provides financing and leasing arrangements, principally for our manufactured trucks, through wholly owned finance companies operating under the PACCAR Financial trade name. They provide inventory financing for our independent dealers selling our products, and retail and lease financing for new and used trucks and other transportation equipment sold principally by our independent dealers. Receivables are secured by the products financed or leased. We also offer full service leasing operations through wholly owned subsidiaries in North America and Germany under the PacLease trade name. Peterbilt and Kenworth dealers in the United States and Canada are franchised to provide full service leasing. We provide our franchisees equipment financing and administrative support. We also operate full service lease outlets on our own behalf.

        Our principal executive offices are located at 777 - 106th Avenue N.E., Bellevue, Washington 98004; our telephone number is (425) 468-7400.

        If you want to find more information about us, please see the sections entitled "Where You Can Find More Information" and "Incorporation of Information We File with the SEC" in this prospectus.

        References in this prospectus to "PACCAR", "we", "us" and "our" are to PACCAR Inc.

 RISK FACTORS

        Our business is subject to uncertainties and risks. In addition to the risk factors set forth below, you should carefully consider and evaluate all of the information included and incorporated by reference in this prospectus, including the risk factors incorporated by reference from our most recent annual report on Form 10-K, as updated by our quarterly reports on Form 10-Q and other filings we make with the Securities and Exchange Commission (the "SEC"). It is possible that our business, financial condition, liquidity or results of operations could be materially adversely affected by any of these risks.

  Business and Industry Risks

        The commercial truck market demand is variable.    Demand for commercial vehicles depends to some extent on economic and other conditions in a given market and the introduction of new vehicles and technologies. The demand for commercial vehicles may increase or decrease more than overall gross domestic product in markets we serve which are principally North America and Europe. Demand may also be affected by factors impacting new truck prices such as costs of raw materials and components and cost of compliance with governmental regulations (including tariffs, engine emissions regulations, import regulations and taxes).

         The financial services industry is highly competitive.    We compete with banks, other commercial finance companies and financial services firms which may have lower costs of borrowing, higher leverage or market share goals that result in a willingness to offer lower interest rates, which may lead to decreased margins, lower market share or both. A decline in our commercial truck unit sales, an increase in residual value risk due to lower used truck pricing and increased funding costs are also factors which may negatively affect our financial services operations.

         The financial services segment is subject to credit risk.    The financial services segment is exposed to the risk of loss arising from the failure of a customer, dealer or counterparty to meet the terms of the loans, leases and derivative contracts with us. Although the financial assets of the financial services segment are secured by underlying equipment collateral, in the event a customer cannot meet its obligations to us, there is a risk that the value of the underlying collateral will not be sufficient to recover the amounts owed to us resulting in credit losses.

  Political, Regulatory and Economic Risks

        Our operations could be subject to currency and interest rate fluctuations.    Our consolidated financial statements, which are presented in U.S. dollars, are affected by foreign currency exchange fluctuations through both translation and transaction risk. We use certain derivative financial instruments and localized production of our products to reduce, but not eliminate, the effects of interest rate and foreign currency exchange rate fluctuations.

         We may be adversely affected by political instabilities, fuel shortages or interruptions in transportation systems, natural calamities, wars, terrorism and labor strikes.    We are subject to various risks associated with conducting business worldwide.

USE OF PROCEEDS

        We intend to use the proceeds from the sale of the securities for general corporate purposes, unless otherwise specified in an applicable supplement to this prospectus relating to a specific issue of securities. General corporate purposes may include the repayment of debt, investments in or extensions of credit to our subsidiaries, or the financing of possible acquisitions or business expansion. The net proceeds may be invested temporarily or applied to repay short-term debt until they are used for their stated purpose.

 DESCRIPTION OF SECURITIES

        The senior debt securities will be issued under an indenture between PACCAR and Wilmington Trust Company, as trustee, dated as of November 18, 2008 (the "Indenture"). Securities issued under the Indenture are unsecured senior indebtedness of PACCAR and are not limited to any aggregate amount. A copy of the Indenture is filed as an exhibit to the registration statement relating to the securities. The summary of the material provisions of the Indenture in the "Provisions of the Indenture" section below is not complete, and is subject to and qualified in its entirety by reference to the provisions of the Indenture, including the definitions of terms.

Terms of the Securities

        PACCAR may issue the securities from time to time and in one or more series, without limitation as to aggregate principal amount. PACCAR may issue the securities upon the terms fixed or established in a supplemental indenture, or in or pursuant to a resolution of the Board of Directors of PACCAR and set forth in a certificate of an officer of PACCAR who has been authorized by the Board of Directors to take that kind of action. (See Section 301 of the Indenture). Any resolution or officer's certificate approving the issuance of any issue of securities will establish the terms of that issue, including:

  •
  the title of the securities;

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  any limit on the aggregate principal amount of the securities;

  •
  the date or dates on which the securities will mature;

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  the rate or rates per annum at which the securities will bear interest, if any, or the manner in which the interest rate or rates are determined, and the date or dates from which interest, if any, will accrue;

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  the dates on which interest, if any, on the securities will be payable and the related record dates;

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  any obligation of PACCAR to redeem or purchase the securities pursuant to any sinking fund or analogous provisions or at the option of the holder of the securities;

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  whether the securities are to be issued in the form of one or more global securities and the identity of the depositary for global securities;

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  any redemption terms;

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  any additional covenants for the benefit of the holders of the securities;

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  the currency for payment of principal and interest if other than United States dollars;

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  whether the amount of payments of principal, premium and interest on the securities may be determined with reference to an index, formula or other method and the manner in which the amounts shall be determined; and

  •
  other terms, including, but not limited to, PACCAR's ability to satisfy and discharge its obligations under the Indenture more than one year prior to the maturity or redemption of the securities. (See Sections 301 and 401 of the Indenture).

        Please see the accompanying prospectus supplement you have received or will receive for the terms of the specific securities being offered.

        Prospective purchasers of securities should be aware that special U.S. Federal income tax, accounting and other considerations may be applicable to the specific securities being offered. The prospectus supplement relating to an issue of securities will describe these considerations, if they apply.

        Transfer of the securities will be registered at the corporate trust office of the trustee, or the paying agent on its behalf. No service charge will be made for any transfer or exchange of the securities, but PACCAR may require payment of a sum sufficient to cover any tax or other governmental charge payable.

Global Securities

        PACCAR may issue series of securities in global form that will be deposited with, or on behalf of, a depositary identified in the prospectus supplement relating to that series. If any securities are issued in global form, please see the accompanying prospectus supplement you have received or will receive for the terms of the specific debt securities being offered. Unless the prospectus supplement states different terms for the securities being offered, global securities will have the following terms:

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  A global security may not be transferred except as a whole by the depositary to a nominee or to a successor of the depositary, unless exchanged for securities in definitive form. (See Sections 303 and 305 of the Indenture).

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  Only persons that have accounts with the depositary or its nominee, which we refer to as a participant, or that may hold interests through a participant may own beneficial interests in a global security. These accounts will be designated by the applicable underwriters or agents or by PACCAR if the securities are offered and sold directly by PACCAR.

  •
  Upon the issuance of a global security, the depositary will credit the principal amounts of the securities to the participants' accounts on its book-entry registration and transfer system. Ownership and transfer of the ownership of a beneficial interest in a global security will be shown on and effected only through records maintained by the depositary or by the records of participants (with respect to interests of persons held through participants). (See Section 308 of the Indenture).

  •
  So long as the depositary is the registered owner of a global security, the depositary will be considered the sole owner of the securities represented by the global security for all purposes under the Indenture. (See Sections 303 and 308 of the Indenture). Owners of beneficial interests in a global security will not be entitled to have the securities represented by the global security registered in their names, receive physical delivery of the securities in definitive form, or be considered the owners of the global security under the Indenture.

  •
  Payments on global securities registered in the name of the depositary will be made to the depositary. The depositary will confirm to PACCAR that payments made with respect to a global security will immediately be credited to the participants' accounts according to their interests as shown on the records of the depositary. The depositary shall be solely responsible for its records relating to beneficial ownership interests in the global security and for the allocation and distribution of payments made by PACCAR to the depositary. (See Section 308 of the Indenture).

  •
  Each participant is responsible to make payments to the owners of beneficial interests in the global security held through that participant. Participants have the same obligation with respect to securities registered in "street name" and held for the accounts of customers. The participants shall be solely responsible for their records relating to beneficial ownership interests in the global security and for the allocation and distribution of payments made by the depositary to the participants. (See Section 308 of the Indenture).

  •
  If the depositary for any global security resigns or is unable to continue as depositary and a successor depositary is not appointed by PACCAR within 90 days, PACCAR will issue securities in definitive form in exchange for the global security. (See Section 305 of the Indenture).

  •
  PACCAR may at any time and in its sole discretion determine not to have the securities represented by a global security. In that event, PACCAR will issue securities of the same series in definitive form in exchange for the global security. (See Section 305 of the Indenture).

        The laws of some states may require that certain purchasers of securities take physical delivery of securities in definitive form. This type of law may impair the ability to transfer beneficial interests in a global security.

Provisions of the Indenture

        Unless the prospectus supplement states different terms for the securities being offered, the securities will be covered by the following provisions of the Indenture:

  •
  principal and interest on the securities will be payable at the corporate trust office of the trustee, or the paying agent on its behalf, except that payment of interest may be made at the option of PACCAR by check mailed to the registered address of the person entitled to the interest. (See Sections 301 and 1002 of the Indenture).

  •
  the securities will be issued only in fully registered form without coupons. (See Section 302 of the Indenture).

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  the securities will be denominated in United States dollars and will be issued in denominations of $1,000 or any integral multiple of $1,000. (See Sections 301 and 302 of the Indenture).

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  the transfer of the securities will be registerable at the corporate trust office of the trustee, or the paying agent on its behalf. (See Section 305 of the Indenture).

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  the securities may be issuable in whole or in part in the form of one or more global securities, as described in the "Global Securities" section above. (See Sections 203, 301 and 305 of the Indenture).

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  Securities of a single series may be issued at various times, with different maturity dates and interest rates and may otherwise vary, all as provided in the Indenture. (See Section 301 of the Indenture).

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  Securities may be issued as original issue discount securities (bearing no interest or bearing interest at a rate which at the time of issue is significantly below market rates) to be sold at a substantial discount below their principal amount. (See Section 301 of the Indenture). If any securities are issued as original issue discount securities, the terms will be described in the prospectus supplement relating to the securities.

         Limitation on Liens.    PACCAR will not permit any lien or security interest on its property or on the property of its majority owned subsidiaries, except any lien or security interest existing on the date of first issuance of any debt securities of a series or as permitted by the Indenture. (See Section 1005 of the Indenture). The Indenture allows PACCAR to incur secured debt after the first date of issuance of any debt securities of a series, if the debt securities of that series are secured equally and ratably with all other secured debt. The Indenture also permits PACCAR to incur secured debt, without providing security for the securities issued under the Indenture, in the following situations:

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  The aggregate amount of all secured debt (excluding secured debt permitted under any of the other exceptions listed immediately below) would not exceed 15% of PACCAR's Consolidated Assets.

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  Liens or security interests on the stock or property of any corporation that existed at the time that corporation became a majority owned subsidiary of PACCAR.

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  Liens or security interests for debt between PACCAR and its majority owned subsidiaries or between PACCAR's majority owned subsidiaries.

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  Liens or security interests in favor of any governmental body to secure progress, advance or other payments pursuant to any contract, statute or rule of court.

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  Liens or encumbrances on property repossessed by PACCAR or its subsidiaries in the ordinary course of their business.

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  Bankers' liens or other rights of offset.

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  Liens or security interests on property, and related rentals that existed at the time of acquisition of the property, or to secure debt for the purchase price of the property or the construction on the property, or were created prior to or within 180 days after the acquisition of the property or the completion of construction, for the purpose of financing all or part of the purchase price of or construction on the property.

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  Any extension, renewal or replacement of any lien or security interest described above that is limited to the same property (plus improvements on such property) that secured the prior lien or security interest.

"Consolidated Assets" means the aggregate amount of assets (less applicable reserves for depreciation, amortization, unearned finance charges, allowance for credit losses and other properly deductible items) after deducting therefrom all goodwill, trade names, trademarks, patents, organization expenses and other like intangibles, all as set forth on the most recent balance sheet of the Company and its consolidated majority owned subsidiaries and computed in accordance with generally accepted accounting principles.

         Limitation on Sale and Leaseback Transactions.    Neither we nor any majority owned subsidiary can sell or transfer (except to us or a majority owned subsidiary, or both) any Principal Property we own with the intention of taking back a lease on the property, except for a lease not exceeding three years with the intent that the use of such property by us or a majority owned subsidiary will be discontinued on or before expiration of such period, with the following exceptions:

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  if we or a majority owned subsidiary could incur secured debt equal to the amount received on a sale or transfer secured by a mortgage on the property to be leased without equally and ratably securing the debt securities; or

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  if we or a majority owned subsidiary apply an amount equal to the value of the property leased to the retirement, within 120 days after the effective date of the arrangement, of indebtedness for money borrowed by us or a majority owned subsidiary recorded as long term debt as of the date of its creation and which, in the case of indebtedness of ours, is not subordinated and junior in right of payment to the prior payment of the debt securities. The amount applied to the retirement of that indebtedness shall be reduced by (i) the principal amount of any debt securities delivered within 120 days of the effective date of the arrangement to the trustee, or the paying agent on its behalf, for retirement and cancellation, and (ii) the principal amount of the indebtedness, other than debt securities, retired by us or a majority owned subsidiary within 120 days of the effective date of the arrangement.

        Notwithstanding the foregoing, no retirement referred to in the second bullet above may be effected by payment at maturity or pursuant to any mandatory prepayment provision.

        "Principal Property" means any manufacturing plants or facilities of ours or any of our majority owned subsidiaries having a gross book value (without deduction for depreciation) in excess of 1% of Consolidated Assets, other than any plant or other facility our Board believes is not of material importance to our business as a whole.

        For purposes of the foregoing, the term "value" means with respect to a sale and leaseback transaction, an amount equal to the greater of:

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  the net proceeds of the sale of the property leased pursuant to the sale and leaseback transaction; or

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  the fair value of the property at the time of entering into the sale and leaseback transaction, as determined by our board of directors.

        In either case, the amount derived is first divided by the number of full years of the term of the lease and then multiplied by the number of full years remaining on the term of the lease at the time of determination without regard to any renewal or extension options contained in the lease.

        The Indenture does not prohibit a change of control of PACCAR or a recapitalization or highly leveraged transaction, unless the transaction or change of control includes a merger, consolidation or transfer of all or substantially all of the assets of PACCAR. See "Description of Securities—Provisions of the Indenture—Mergers and Sales of Assets by PACCAR." Unless otherwise specified with respect to the debt securities of a series in the applicable prospectus supplement, debt securities issued under the Indenture will provide no provisions for a right to acquire any increased interests or any other rights that would afford holders of the securities additional protection in the event of a change of control of PACCAR or a recapitalization or highly leveraged transaction.

         Mergers and Sales of Assets by PACCAR.    PACCAR may consolidate or merge with any other corporation, and it may convey, transfer or lease all or substantially all of its assets to another corporation, if the following conditions are satisfied (See Article 8 of the Indenture):

  •
  The surviving corporation, if other than PACCAR, shall be organized and existing under the laws of the United States, any State or the District of Columbia, and shall expressly assume payment of the principal of and premium, if any, and interest on the securities issued under the Indenture and the performance and observance of the Indenture;

  •
  PACCAR or the successor corporation shall not immediately after the transaction be in default under the Indenture; and

  •
  PACCAR and its property shall not become subject to a lien or security interest prohibited by the Indenture.

        Except as permitted above, PACCAR has agreed to preserve its corporate existence. (See Section 1004 of the Indenture).

         Satisfaction and Discharge.    PACCAR may discharge its obligations under the securities of a specific series (See Article 4 of the Indenture) when it satisfies the following requirements with respect to the securities of that series:

  •
  PACCAR irrevocably deposits with the trustee, or the paying agent on its behalf, in trust, sufficient funds to pay the principal of and premium, if any, and interest to maturity or redemption on the securities, or if the securities are payable in United States dollars, the amount of direct obligations of or fully guaranteed by the United States as will be sufficient to pay when due the principal of and premium, if any, and interest to maturity or redemption on the securities;

  •
  PACCAR pays all other sums payable on the securities; and

  •
  if the deposit identified above occurs more than one year prior to the maturity or redemption of the securities, notice has been given to the holders of the securities, and the trustee and the paying agent have received an opinion of recognized tax counsel to the effect that the deposit and discharge will not result in recognition by the holders of the securities of income, gain or loss for federal income tax purposes other than income, gain or loss which would have been recognized in like amount and at a like time absent the deposit, satisfaction and discharge.

Upon discharge, the holders of the securities of the specific series will no longer be entitled to the benefits of the Indenture, except for the purposes of registration of transfer and exchange of the securities. The holders shall be paid only from the deposited funds or obligations.

         Events of Default.    The following are Events of Default under the Indenture (See Section 501 of the Indenture) with respect to the securities of any series:

  •
  a default in the payment of principal of or any premium on any security of that series when due;

  •
  a default in the payment of any interest on any security of that series when due and continuance of such default for 30 days;

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  a default in the deposit of any sinking fund payment when due in respect of any security of that series;

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  a default in the performance of any other covenant of PACCAR in the Indenture other than a covenant included in the Indenture solely for the benefit of a series of securities other than that series, and continuance of that default for 90 days after written notice;

  •
  a default under any mortgage, indenture or instrument evidencing indebtedness of PACCAR, including the Indenture, which has resulted in the acceleration of indebtedness in excess of $50,000,000 in aggregate principal amount (except that this amount shall not apply in respect to a default on securities of another series covered by the Indenture) and the acceleration shall not have been rescinded or the indebtedness discharged within a period of 30 days after written notice as provided in the Indenture;

  •
  an event of bankruptcy, insolvency or reorganization as defined in the Indenture (a "bankruptcy event"); and

  •
  any other event of default provided for that series of securities.

        If an Event of Default with respect to the securities of any series occurs and is continuing other than as a result of a bankruptcy event, the principal amount of all the securities of that series may be declared to be due and payable immediately by written notice as provided in the Indenture. If the securities of that series are original issue discount securities, the portion of the principal amount as may be specified in the terms of that series may be declared due and payable. This declaration may be made by either the trustee or the holders of at least 25% in aggregate principal amount of the outstanding securities of that series. The holders of a majority in principal amount of the outstanding securities of that series may, under the circumstances described in the Indenture, rescind and annul the acceleration. If an Event of Default with respect to the securities of any series occurs and is continuing as a result of the occurrence of a bankruptcy event, the principal amount (or, in the case of original issue discount securities, the portion thereof specified in the terms of that series) of all the securities of that series shall automatically become due and payable. (See Section 502 of the Indenture).

        The trustee has the duty to act with the required standard of care during an Event of Default. The trustee is not obligated to exercise any of its rights or powers under the Indenture or to institute, conduct or defend any litigation under, or in relation to, the Indenture at the request or direction of any of the holders, unless the holders have offered to the trustee indemnity satisfactory to it. (See Section 603 of the Indenture). Subject to the provisions for the indemnification of the trustee and other conditions specified in the Indenture (See Section 512 of the Indenture), the holders of a majority in principal amount of the outstanding securities of any series will have the right to direct the time, method and place of:

  •
  conducting any proceeding for any remedy available to the trustee, or

  •
  exercising any trust or power conferred on the trustee, with respect to the securities of that series.

        The right of a holder of any security to institute a proceeding with respect to the Indenture is subject to certain conditions specified in the Indenture. (See Section 507 of the Indenture). Each holder has an absolute right to receive payment of principal, premium and interest, if any, when due and to institute suit for the enforcement of any such payment. (See Section 508 of the Indenture). The Indenture provides that the trustee is required to give the holders of the securities of any series written notice of any default within 90 days after the occurrence of the default of which the trustee is aware, unless previously cured or waived. In the case of default in the payment of principal, premium or interest, or in the payment of any sinking fund or redemption installment, the trustee may withhold the notice of default if it determines it is in the interest of such holders to do so. (See Section 602 of the Indenture).

        PACCAR is required to furnish to the trustee and the paying agent annually a statement as to the performance by PACCAR of its obligations under the Indenture and as to any default in its performance. (See Section 1007 of the Indenture).

         Modification and Waiver.    PACCAR and the trustee may amend the Indenture with the consent of the holders of not less than a majority in principal amount of the outstanding securities of each series affected by the amendment. (See Section 902 of the Indenture). The Indenture may not be amended without the consent of the holder of each outstanding security adversely affected if the amendment:

  •
  changes the stated maturity date of the principal or interest on any security;

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  reduces the principal, premium, or rate of interest on, any security;

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  changes the method for determination of the rate of interest on any security so as to adversely affect the interests of the holder;

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  changes the premium payable upon the redemption of any security;

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  reduces the amount of principal of an original issue discount security payable upon acceleration of the maturity of the original issue discount security;

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  changes the place or currency of payment of principal, premium or interest on any security;

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  impairs the right to institute suit for the enforcement of any payment on any security; or

  •
  reduces the percentage of holders whose consent is required for amendment of the Indenture, waiver of compliance with the Indenture or waiver of defaults under the Indenture.

        The Indenture also contains provisions permitting PACCAR and the trustee, without notice to or the consent of the holders of any debt securities issued thereunder, to modify or amend the Indenture (See Section 901 of the Indenture). Such amendment may be effected, for among other reasons, in order to:

  •
  evidence the succession of another corporation to PACCAR and the assumption by any such successor of the covenants of PACCAR contained in the Indenture and the securities;

  •
  add to PACCAR's covenants for the benefit of the holders of all or any series of securities issued under the Indenture or to surrender any right or power conferred upon PACCAR with respect to all or any series of securities issued under the Indenture;

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  add any additional Events of Default with respect to all or any series of securities issued under the Indenture;

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  secure the securities;

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  establish the form or terms of securities of any series;

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  evidence and provide for the acceptance of appointment under the Indenture by a successor trustee with respect to the securities of one or more series and add to or change any of the provisions of the Indenture as shall be necessary to provide for or facilitate the administration of the trusts under the Indenture by more than one trustee; or

  •
  cure any ambiguity or correct or supplement any provision which may be inconsistent with other provisions or to make any other provisions with respect to matters or questions arising under the Indenture which shall not adversely affect the interests of the holders of any series of securities issued thereunder.

        The holders of a majority in principal amount of the outstanding securities of each series may, on behalf of all holders of securities of that series:

  •
  waive compliance by PACCAR with some restrictive provisions of the Indenture (See Section 1008 of the Indenture), and

  •
  waive any past default under the Indenture with respect to securities of that series (See Section 513 of the Indenture), except for a default in the payment of principal, premium or interest, or in respect of a covenant or condition which cannot be waived without the consent of each holder of securities of that series.

Regarding the Trustee

        Wilmington Trust Company is the trustee under the Indenture. Wilmington Trust Company also serves as trustee under the indenture with respect to the senior debt securities of our wholly-owned subsidiary, PACCAR Financial Corp.

Governing Law

        The Indenture and the securities will be governed by, and construed in accordance with, the laws of the State of New York.

 PLAN OF DISTRIBUTION

        PACCAR may sell the securities:

  •
  to or through agents, or

  •
  to or through underwriters, or

  •
  directly to purchasers.

        The prospectus supplement with respect to the securities describes the terms of the offering of the securities, including:

  •
  the names of the agents or underwriters,

  •
  the public offering price or purchase price for the securities,

  •
  the rate of interest or method of computing the rate of interest,

  •
  the maturity date,

  •
  other terms and conditions of the securities,

  •
  any discounts and commissions to be allowed or paid to the agents, underwriters, or any dealers and any other items constituting underwriting compensation, and

  •
  any exchanges on which the securities will be listed.

        Only the agents or underwriters named in the prospectus supplement will be agents or underwriters in connection with the securities being offered.

        If so indicated in the prospectus supplement, PACCAR will authorize underwriters or agents to solicit offers by certain institutions to purchase securities from PACCAR pursuant to delayed delivery contracts providing for payment and delivery on the date stated in the prospectus supplement. Each contract will be for an amount not less than, and, unless PACCAR otherwise agrees, the aggregate principal amount of securities sold pursuant to the contracts shall not be more than, the amounts stated in the prospectus supplement. Institutions with which the contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions, and other institutions.

        PACCAR has agreed to indemnify the agents and the several underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or contribute to payments the agents or the underwriters may be required to make.

 FORWARD LOOKING STATEMENTS

        Certain information contained or incorporated by reference in this prospectus contains forward-looking statements made pursuant to the Private Securities Litigation Reform Act of 1995, which are subject to risks and uncertainties that may affect actual results. Risks and uncertainties include, but are not limited to: a significant decline in industry sales; competitive pressures; reduced market share; reduced availability of or higher prices for fuel; increased safety, emissions, or other regulations resulting in higher costs and/or sales restrictions; currency or commodity price fluctuations; lower used truck prices; insufficient or under-utilization of manufacturing capacity; supplier interruptions; insufficient liquidity in the capital markets; insufficient supplier capacity or access to raw materials; labor disruptions; shortages of commercial truck drivers; increased warranty costs or litigation; and legislative and governmental regulations.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports and other information with the SEC. Our SEC filings are available over the Internet at the SEC's web site at http://www.sec.gov and PACCAR's web site at http://www.paccar.com. The information on the SEC's Internet site and PACCAR's website is not, and shall not be deemed to be, a part of this prospectus or incorporated into any filings PACCAR makes with the SEC and should not be relied upon in making an investment decision with respect to the notes. You may also read and copy any document we file with the SEC by visiting the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information about the Public Reference Room.

        We have filed a registration statement on Form S-3 with the SEC covering the securities. For further information about PACCAR and the securities, you should refer to our registration statement and its exhibits. This prospectus summarizes material provisions of contracts and other documents that we refer you to. Because the prospectus may not contain all the information that you may find important, you should review the full text of these documents. We have included copies of these documents as exhibits to our registration statement of which this prospectus is a part.

INCORPORATION OF INFORMATION WE FILE WITH THE SEC

        The SEC allows us to incorporate by reference the information we file with them, which means:

  •
  incorporated documents are considered part of the prospectus;

  •
  we can disclose important information to you by referring you to those documents; and

  •
  information that we file with the SEC will automatically update and supersede this incorporated information.

        We incorporate by reference the documents listed below which were filed with the SEC under the Securities Exchange Act of 1934, as amended:

  •
  annual report on Form 10-K (File No. 001-14817) for the year ended December 31, 2007 filed on February 27, 2008,

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  quarterly reports on Form 10-Q (File No. 001-14817) for the quarters ended March 31, 2008, June 30, 2008 and September 30, 2008 filed on May 2, 2008, August 1, 2008 and October 27, 2008, respectively, and

  •
  current reports on Form 8-K (File No. 001-14817) filed on February 5, 2008, April 25, 2008, July 24, 2008 and November 7, 2008.

        We also incorporate by reference each of the following documents that we will file with the SEC after the date of this prospectus, other than any portions of the documents that are furnished rather than filed pursuant to Item 2.02 or Item 7.01 of Current Reports on Form 8-K (including exhibits related thereto) or other applicable SEC rules, until this offering is completed:

  •
  reports filed under Sections 13(a), 13(c) or 14 of the Exchange Act; and

  •
  any reports filed under Section 15(d) of the Exchange Act.

        You should rely only on information contained or incorporated by reference in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell the securities in any jurisdiction where the offer or sale is not permitted.

        You should assume that the information appearing in this prospectus is accurate as of the date of this prospectus only. Our business, financial condition and results of operations may have changed since that date.

        You may request a copy of any filings referred to above, excluding exhibits not specifically incorporated by reference into the filing, at no cost, by contacting us at the following address or telephone number: PACCAR Inc, 777 - 106th Avenue N. E., Bellevue, Washington 98004, Attention: Treasury, Telephone: (425) 468-7676.

EXPERTS

        Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements incorporated by reference in our Annual Report on Form 10-K for the year ended December 31, 2007, and the effectiveness of internal control over financial reporting as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP's reports, given on their authority as experts in accounting and auditing.

PACCAR Inc
Medium-Term Notes, Series A

PROSPECTUS SUPPLEMENT

Banc of America Securities LLC	Barclays Capital	Citi

November 18, 2008

 PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

        Estimated expenses, other than underwriting discounts and commissions, in connection with the issuance and sale of the securities, are as follows:

Securities and Exchange Commission registration fee	*
Accounting fees and expenses	$100,000
Legal fees and expenses, including those of agents, underwriters, trustee and paying agent	285,000
Printing expenses	15,500
Trustee and paying agent's fees	30,700
Rating agency fees	1,195,000
Miscellaneous	2,000

Total	$1,628,200

    *
    The payment of the filing fee is deferred pursuant to Rule 456(b) and Rule 457(r) of the Securities Act of 1933.

Item 15. Indemnification of Directors and Officers.

        Pursuant to Section 145 of the Delaware General Corporation Law, under certain circumstances we are permitted, and in other circumstances may be required, to indemnify our officers and directors and persons serving at our request as a director or officer of another corporation against certain expenses (including attorneys' fees) and other amounts paid in connection with certain threatened, pending or completed civil, criminal, administrative or investigative actions, suits or proceedings, in which such persons were or are parties, or are threatened to be made parties, by reason of the fact that such persons were or are our directors or officers. Article Twelfth of our Certificate of Incorporation contains provisions consistent with Section 145 with respect to indemnification of our officers and directors.

        Reference is made to Section 7 of the form of the distribution agreement filed as exhibit 1.1 to the registration statement for provisions regarding the indemnification of us, our directors, certain of our officers and our controlling persons against certain liabilities, including liabilities under the Securities Act of 1933.

        We maintain directors' and officers' liability and corporation reimbursement insurance with limits of $175,000,000 per policy year, under which our directors and officers are insured against loss (as defined) as a result of claims brought against them for their wrongful acts in such capacities.

Item 16. Exhibits.

        The exhibits to the registration statement required by Item 601 of Regulation S-K are listed in the accompanying index to exhibits.

Item 17. Undertakings.

        (a)   The undersigned registrant hereby undertakes:

          (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i)  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii)  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

            (iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in this Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this Registration Statement.

          (2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

          (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4)   That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

              (i)  each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

             (ii)  each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

          (5)   That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

    The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

              (i)  Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

             (ii)  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

            (iii)  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

            (iv)  Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

        (b)   The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c)   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bellevue, State of Washington, on November 18, 2008.

PACCAR INC
By:	/s/ M. C. PIGOTT (M. C. Pigott, Chairman and Chief Executive Officer)

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated on November 18, 2008.

Signature	Title

(1) Principal Executive Officer
/s/ M. C. PIGOTT M. C. Pigott	Chairman and Chief Executive Officer
(2) Principal Financial Officer
/s/ M. A. TEMBREULL M. A. Tembreull	Vice Chairman
(3) Principal Accounting Officer
/s/ M. T. BARKLEY M. T. Barkley	Vice President and Controller
(4) A Majority of the Board of Directors
/s/ M. C. PIGOTT M. C. Pigott	Chairman of the Board of Directors
/s/ A. J. CARNWATH A. J. Carnwath	Director
/s/ J. M. FLUKE, JR. J. M. Fluke, Jr.	Director
/s/ S. F. PAGE S. F. Page	Director
/s/ R. T. PARRY R. T. Parry	Director

Signature		Title

	/s/ J. C. PIGOTT J. C. Pigott	Director
	/s/ W. G. REED, JR. W. G. Reed, Jr.	Director
	/s/ G. M. E. SPIERKEL G. M. E. Spierkel	Director
	/s/ M. A. TEMBREULL M. A. Tembreull	Director
	/s/ C. R. WILLIAMSON C. R. Williamson	Director
By:	/s/ M. C. PIGOTT M. C. Pigott Attorney-in-Fact

 INDEX TO EXHIBITS

Exhibit No.	Description
1.1.

Form of Distribution Agreement for the Medium-Term Notes, Series A dated as of November 18, 2008 between the registrant, Banc of America Securities LLC, Barclays Capital Inc. and Citigroup Global Markets Inc.

4.1.	Indenture for Senior Debt Securities dated as of November 18, 2008 between the registrant and Wilmington Trust Company
4.2A.	Form of Medium-Term Note, Series A (Fixed-Rate)
4.2B.	Form of Medium-Term Note, Series A (Floating-Rate)
5.1.	Opinion of B. N. Holliday, Esq. as to the legality of the Senior Debt Securities
8.1.	Opinion of Sidley Austin LLP with respect to certain tax matters (set forth in full in the filing)
12.1.	Statement re computation of ratio of earnings to fixed charges of the registrant
23.1.	Consent of Ernst & Young LLP, independent registered public accounting firm
23.2.	Consent of B. N. Holliday, Esq. (included in Exhibit 5.1)
23.3.	Consent of Sidley Austin LLP (included in Exhibit 8.1)
24.1.	Power of Attorney
25.1.	Form T-1 Statement of Eligibility and Qualification of Wilmington Trust Company under the Trust Indenture Act of 1939

Other exhibits listed in Item 601 of Regulation S-K are not applicable.

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Prospectus Supplement
Prospectus
RISK FACTORS
DESCRIPTION OF THE NOTES
THE FOLLOWING DESCRIPTION OF NOTES WILL APPLY UNLESS OTHERWISE SPECIFIED IN AN APPLICABLE PRICING SUPPLEMENT.
SPECIAL PROVISIONS RELATING TO FOREIGN CURRENCY NOTES
UNITED STATES FEDERAL INCOME TAXATION
PLAN OF DISTRIBUTION
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ABOUT THIS PROSPECTUS
PACCAR INC
RISK FACTORS
USE OF PROCEEDS
DESCRIPTION OF SECURITIES
PLAN OF DISTRIBUTION
FORWARD LOOKING STATEMENTS
WHERE YOU CAN FIND MORE INFORMATION
INCORPORATION OF INFORMATION WE FILE WITH THE SEC
EXPERTS
PART II INFORMATION NOT REQUIRED IN PROSPECTUS
SIGNATURES
INDEX TO EXHIBITS